Filed Pursuant to Rule 424(b)(5)

Registration No. 333-224701

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.50% Notes due 2030	$400,000,000	98.911%	$395,644,000	$51,355
3.95% Notes due 2024	$300,000,000	103.257%	$309,771,000	$40,209

(1)

This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), and relates to the Registration Statement on Form S-3 (No. 333-224701) filed on May 7, 2018 (the “Registration Statement”). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant deferred payment of the registration fee for the Registration Statement.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED MAY 7, 2018)

$700,000,000

$400,000,000 3.50% Notes due 2030

$300,000,000 3.95% Notes due 2024

We are offering $700,000,000 aggregate principal amount of notes in two separate series. We are offering: (i) $400,000,000 aggregate principal amount of 3.50 % Notes due 2030 (the “2030 Notes”); and (ii) $300,000,000 aggregate principal amount of 3.95% Notes due 2024 (the “2024 Notes” and, together with the 2030 Notes, the “notes”). The 2030 Notes will bear interest at the rate of 3.50 % per year, and the 2024 Notes will bear interest at the rate of 3.95% per year. Interest on the 2030 Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020, and interest on the 2024 Notes offered hereby will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2020. The 2030 Notes will mature on June 1, 2030, and the 2024 Notes will mature on January 15, 2024. We may redeem some or all of the notes at any time before maturity at the applicable redemption price discussed under the caption “Description of Notes — Optional Redemption.”

The notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to the prior claims of each secured mortgage lender to any specific property that secures such lender’s mortgage and to all of the unsecured indebtedness of our subsidiaries.

The 2030 Notes are a new issue of securities with no established trading market. The 2024 Notes offered hereby will become part of the same series as our outstanding 3.95% Notes due 2024, $300,000,000 of which were originally issued on December 9, 2013, for all purposes, and the term 2024 Notes as used herein refers to the 2024 Notes offered hereby together with such outstanding notes. We do not intend to apply to list the notes on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission, or the SEC, on February 10, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020.

	Per 2030 Note	Total 2030 Notes	Per 2024 Note	Total 2024 Notes
Public offering price (1)(2)	98.911%	$395,644,000	103.257%	$309,771,000
Underwriting discount	0.650%	$2,600,000	0.500%	$1,500,000
Proceeds, before expenses, to us (2)	98.261%	$393,044,000	102.757%	$308,271,000

(1)	Plus accrued interest with respect to the notes from May 11, 2020, if settlement occurs after that date.
(2)

Plus accrued interest with respect to the 2024 Notes from and including January 15, 2020 to, but not including, May 11, 2020 in the amount of $3,818,333.33. Accrued interest must be paid by purchasers of the 2024 Notes.

The underwriters expect to deliver the notes to purchasers in book-entry only form through the facilities of The Depository Trust Company on or about May 11, 2020.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Citigroup	Deutsche Bank Securities	Jefferies	US Bancorp	Wells Fargo Securities

Regions Securities LLC	SunTrust Robinson Humphrey	TD Securities

Co-Managers

J.P. Morgan	Scotiabank

The date of this prospectus supplement is May 7, 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should carefully read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, before you invest in the notes. These documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of notes. The accompanying prospectus contains information about our securities generally, some of which does not apply to the notes covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

References to “we,” “us,” “our,” “our company” or “ours” refer to Federal Realty Investment Trust and its directly and indirectly owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of such documents or such other dates as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain statements that are not based on historical facts, including statements or information with words such as “may,” “will,” “could,” “should,” “plans,” “intends,” “expects,” “believes,” “estimates,” “anticipates,” “continues” and other similar words. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. In particular, the risk factors included and incorporated by reference in this prospectus supplement and the accompanying prospectus describe forward-looking information. The risk factors, including those contained on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  10, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020, describe risks that may affect these statements but are not exhaustive, particularly with respect to possible future events. Many things can happen that can cause actual results to be different from those we describe. These factors include, but are not limited to:

•	risks that our tenants may not pay rent, may vacate early or may file for bankruptcy, or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

S-ii

•

risk that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•	risks normally associated with the real estate industry, including risks that:

•	occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected,

•	new acquisitions may fail to perform as expected,

•	competition for acquisitions could result in increased prices for acquisitions,

•	that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase,

•	environmental issues may develop at our properties and result in unanticipated costs, and

•	because real estate is illiquid, we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements or those contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We also make no promise to update any of the forward-looking statements, or to publicly release the results if we revise any of them.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following is only a summary. It should be read together with the more detailed information included elsewhere in this prospectus supplement and the accompanying prospectus. In addition, important information is incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Trust

Federal Realty Investment Trust (the “Trust”) is an equity REIT specializing in the ownership, management and redevelopment of retail and mixed-use properties. Our properties are located primarily in densely populated and affluent communities in strategically selected metropolitan markets in the Northeast and Mid-Atlantic regions of the United States, California, and South Florida. As of March 31, 2020, we owned or had a majority interest in community and neighborhood shopping centers and mixed-use properties which are operated as 104 predominantly retail real estate projects comprising approximately 24.1 million square feet. In total, the real estate projects were 93.6% leased and 91.5% occupied at March 31, 2020. We have paid quarterly dividends to our shareholders continuously since our founding in 1962 and have increased our dividends per common share for 52 consecutive years.

We were founded in 1962 as a REIT under the laws of the District of Columbia and re-formed as a REIT in the state of Maryland in 1999. We operate in a manner intended to qualify as a REIT for tax purposes pursuant to provisions of the Internal Revenue Code of 1986, as amended, or the Code. Our principal executive offices are located at 1626 East Jefferson Street, Rockville, Maryland 20852. Our telephone number is (301) 998-8100. Our website address is www.federalrealty.com. The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated herein or therein by reference.

Recent Developments

Recent Financing Transactions

New Term Loan

On May 6, 2020, we entered into a Term Loan Agreement (the “Term Loan Agreement”), by and among the Trust, as Borrower, the financial institutions party thereto and their permitted assignees, as Lenders, PNC Bank, National Association, as Administrative Agent, and the other parties thereto. Under the terms of the Term Loan Agreement, we borrowed $400 million in the form of an unsecured term loan (the “New Term Loan”). The New Term Loan has a stated maturity date of May 6, 2021, subject to one 12-month extension at our option. The New Term Loan initially bears interest at a rate of LIBOR plus 135 basis points, and the spread over LIBOR is subject to adjustment based on our credit rating. The Term Loan Agreement does not have an accordion feature. The proceeds of the New Term Loan were used to reduce amounts outstanding under our revolving credit facility.

Amendment to Revolving Credit Facility

Also on May 6, 2020, we entered into an amendment (the “Amendment”) to our Amended and Restated Credit Agreement, dated as of July 25, 2019, by and among the Trust, as Borrower, each of the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Among other things, the Amendment modifies the measurement period for certain financial covenants (and relevant associated definitions) from the most recent quarter, annualized, to a trailing four-quarter period, includes cash on hand (above a specified level) in the unencumbered asset value calculation, and allows for construction-in-process to be a higher percentage of certain asset value calculations, all as more specifically provided in the Amendment.

Effects of COVID-19

The COVID-19 pandemic has adversely affected us and many of our tenants. As of May 1, 2020:

•

Estimated on the basis of annualized in place contractual base rent for all occupied spaces as of March 31, 2020, approximately 47% of our commercial tenants are open and operating on at least a modified basis.

•	We have collected approximately 53% of total April 2020 billed recurring rents.

Due to the uncertainty introduced by the COVID-19 pandemic, our April collections may not be indicative of our future collections, which may exhibit significant variability. We are currently working with many of our smaller tenants to defer payment of rent for some or all of April, May, and June to later in 2020, and in many cases into 2021. We are expecting that our rent collections will continue to be significantly below our tenants’ contractual rent obligations for so long as governmental orders require non-essential businesses to remain closed and residents to stay at home, which will adversely impact our results of operations. The extent of such impact will depend on future developments, which are highly uncertain and cannot be predicted. Depending upon the duration of tenant closures and the overall economic downturn resulting from COVID-19, we may find that even deferred rents are difficult to collect, and we may experience higher vacancies. While the duration and severity of the economic impact resulting from COVID-19 is unknown, we seek to position the Trust to participate in any resulting economic recovery.

Additionally, the pandemic could cause an increase in the number of our tenants experiencing financial distress and potentially bankruptcy. The pandemic is expected to adversely affect our operating cash flow and percentage rent. It is also possible that the pandemic could adversely affect our occupancy, increase our property-level expenses, and adversely affect our leasing efforts, and lead to potential impairments.

The Offering

All capitalized terms not defined herein have the meanings specified in “Description of Notes” in this prospectus supplement or in “Description of Debt Securities” in the accompanying prospectus. For a more complete description of the terms of the notes specified in the following summary, see “Description of Notes.”

Issuer	Federal Realty Investment Trust.

Securities offered	$400 million aggregate principal amount of 3.50% Notes due 2030 and $300 million aggregate principal amount of 3.95% Notes due 2024.

Maturities	Unless redeemed prior to maturity as described below, the 2030 Notes will mature on June 1, 2030 and the 2024 Notes will mature on January 15, 2024.

Interest payment dates	Interest on the 2030 Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020, and at maturity (or any earlier redemption date). Interest on the 2024 Notes will accrue from January 15, 2020, the last date on which interest was paid on the notes of the same series previously issued. Interest on the 2024 Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2020, and at maturity (or any earlier redemption date).

Ranking	The notes will be our senior unsecured obligations and will rank pari passu, or equally, with all of our other unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to the prior claims of each secured mortgage lender to any specific property that secures such lender’s mortgage and to all of the unsecured indebtedness of our subsidiaries. At March 31, 2020, we had outstanding approximately $555 million (excluding net unamortized premium and debt issuance costs) of consolidated secured indebtedness, which was issued by our subsidiaries and is collateralized by all or parts of 13 properties, and which will rank senior to the notes to the extent of the securing collateral and will also be structurally senior to the notes, approximately $4 million (excluding net unamortized debt issuance costs) of unsecured indebtedness issued by our subsidiaries, which will be structurally senior to the notes, and approximately $3,809 million of unsecured indebtedness (excluding net unamortized discount or premium and debt issuance costs), which will rank equally with the notes.

Use of proceeds

We intend to use the net proceeds from this offering to reduce amounts outstanding under our revolving credit facility and for general corporate purposes. See “Use of Proceeds” on page S-8 for more information.

We expect that the sales of the 2030 Notes and the 2024 Notes will take place concurrently. However, the sales of the 2030 Notes and the 2024 Notes are not conditioned upon each other, and we may consummate the sale of one series and not the other, or consummate the sales at different times.

Limitations on incurrence of debt	The notes contain various covenants, including the following:

(1) we will not, and will not permit any subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (a) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with U.S. Bank National Association, the trustee) prior to the incurrence of such additional Debt and (b) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt;

(2) we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any of our subsidiaries’ property if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our subsidiaries’ property is greater than 40% of the sum of (without duplication) (a) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (b) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; provided that for purposes of this limitation, the amount of obligations under capital leases shown as a liability on our consolidated balance sheet shall be deducted from Debt and from Total Assets;

(3) we will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1, on an unaudited pro forma basis after giving effect thereto and to the application of the proceeds therefrom and calculated on the assumption that: (a) such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (b) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (c) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (d) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition or disposition being included in such unaudited pro forma calculation; and

(4) we, together with our subsidiaries, will maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate outstanding principal amount of all of our and our subsidiaries’ unsecured Debt, taken as a whole.

Optional redemption

The 2030 Notes will be redeemable at any time at our option, in whole or in part. If the 2030 Notes are redeemed before March 1, 2030 (three months prior to the stated maturity date), the redemption price will be equal to the sum of (1) 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest thereon up to, but excluding, the redemption date, and (2) the Make-Whole Amount, as defined herein, if any, with respect to such notes.

If the 2030 Notes are redeemed on or after March 1, 2030 (three months prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The 2024 Notes are redeemable at any time at our option, in whole or in part. If the 2024 Notes are redeemed before 90 days prior to the maturity date, the redemption price will be equal to the greater of (1) 100% of the principal amount of the 2024 Notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus 20 basis points (0.20%), plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date. If the 2024 Notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the 2024 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date..

See “Description of Notes — Optional Redemption” for more information.

Material federal income tax considerations	For a description of the material U.S. federal income tax considerations of an investment in the notes, please review the disclosure in this prospectus supplement under “Additional Material Federal Income Tax Considerations” and in the accompanying prospectus under “Material Federal Income Tax Considerations.”

Risk factors	Investing in the notes involves risks. Please review the risk factors discussed beginning on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 10, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020, and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in the notes. You may obtain a copy of our Annual Report on Form 10-K and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus by following the procedures described under “Where You Can Find More Information” on page 51 of the accompanying prospectus.

RISK FACTORS

An investment in the notes involves a significant degree of risk. You should carefully consider the following risk factors, together with all of the other information contained in or incorporated by reference in this prospectus supplement, including the additional risk factors on page 3 of the accompanying prospectus and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 10, 2020, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020, before you decide to purchase the notes. The risks and uncertainties described below and in the incorporated Annual Report for the year ended December 31, 2019 and Quarterly Report for the quarter ended March 31, 2020 are not the only ones we may confront. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our business operations. If any of those risks actually occur, our financial condition, operating results, liquidity and prospects could be materially adversely affected. This section contains forward-looking statements.

The COVID-19 pandemic and measures instituted by governments, businesses and households to limit its spread could have a material adverse effect on our business, results of operations, cash flows, liquidity, financial condition and growth prospects, which could adversely affect our ability to service our debt, including the notes.

In March 2020, the World Health Organization declared the outbreak of novel coronavirus disease (“COVID-19”) as a pandemic. The spread of COVID-19 and measures instituted by governments as well as personal choices intended to prevent its spread, including stay-at-home orders and mandatory business closures, could inhibit global, national and local economic activity; adversely affect trading activity in securities markets, which could negatively impact the trading prices of our common shares and debt securities, including the notes, and our ability to access the securities markets as a source of liquidity; adversely affect our tenants’ financial condition by limiting foot traffic and staffing at their businesses, which could affect their ability to pay rent and willingness to make new leasing commitments; reduce our cash flow, which could impact our ability to pay dividends or to service our debt, including the notes; temporarily or permanently reduce the demand for retail and office space; interfere with our business operations by requiring our personnel to work remotely; increase the frequency of cyber-attacks; disrupt supply chains that could be important in our development and redevelopment activities; interfere with potential purchases and sales of properties; and have other direct and indirect effects that are difficult to predict. We expect these and other factors to have an adverse effect on our business, results of operations, cash flows, liquidity, financial condition and growth prospects, but the full extent is highly uncertain and will ultimately depend on future developments, none of which can be predicted with any certainty. Any such adverse effects may make it more difficult for us to meet our obligations under the notes. For more information, see “Impacts of COVID-19 Pandemic” under Part I, Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” – in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference into this prospectus supplement.

We are dependent on intercompany cash flows to satisfy our obligations under the notes.

We derive a significant portion of our operating income from our subsidiaries. As a holder of notes, you will have no direct claim against our subsidiaries for payment under the notes. We generate net cash flow from the operations of the assets that we own directly but also rely on distributions and other payments from our subsidiaries to produce the funds necessary to meet our obligations, including the payment of principal of and interest on the notes. If the cash flow from our directly owned assets, together with the distributions and other payments we receive from subsidiaries, are insufficient to meet all of our obligations, we will be required to seek other sources of funds. These sources of funds could include proceeds derived from borrowings under our existing debt facilities, select property sales and net proceeds of public or private equity or debt offerings. There can be no assurance that we would be able to obtain the funds necessary to meet our obligations from these sources on acceptable terms or at all.

The notes will be structurally subordinated to the claims of our subsidiaries’ creditors and our subsidiaries’ preferred equity holders.

Because the notes will not be guaranteed by our subsidiaries, the notes will be effectively subordinated in right of payment to all of our subsidiaries’ existing and future liabilities. As a result, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of our subsidiaries, the holders of any indebtedness of that subsidiary will be entitled to obtain payment of that indebtedness from the assets of that subsidiary before the holders of any of our general unsecured obligations, including the notes. At March 31, 2020, our consolidated subsidiaries had approximately $558 million of total secured and unsecured debt outstanding (excluding net unamortized premium and debt issuance costs), all of which was effectively senior to the notes. If any of our subsidiaries issues preferred equity in the future, the preferred equity will be effectively senior to the notes. At this time, none of our subsidiaries has any outstanding preferred equity or plans to issue any preferred equity.

The notes will be unsecured and are effectively subordinated to our secured indebtedness.

Because the notes will be unsecured, they will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing the indebtedness. The indenture permits us and our subsidiaries to incur additional secured indebtedness, provided that certain conditions are satisfied. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to our company, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures the secured indebtedness prior to that collateral being available for satisfaction of any amounts owed under the notes. At March 31, 2020, we had approximately $555 million (excluding net unamortized premium and debt issuance costs) of consolidated secured debt outstanding, all of which was effectively senior to the notes to the extent of the value of the securing collateral.

An active public trading market for the notes may not develop.

The 2030 Notes will be a new issue of securities with no established trading market. Although the 2024 Notes offered hereby will become part of the same series as our outstanding 3.95% Notes due 2024 ($300,000,000 aggregate principal amount of which are outstanding prior to giving effect to the $300,000,000 aggregate principal amount of 2024 Notes offered hereby), we cannot assure you that there will be an active trading market for the 2024 Notes. We do not intend to apply to list the notes on any securities exchange. The underwriters have advised us that they intend to make a market in the notes after this offering is completed. They are not obligated to do this, however, and may discontinue market-making at any time without notice.

The liquidity of any market for the notes will depend upon various factors, including:

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes;

•	the overall market for debt securities;

•	our financial performance and prospects; and

•	the prospects for companies in our industry generally.

Accordingly, we cannot assure you that an active trading market will develop for the notes. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates and other factors, including those listed above.

USE OF PROCEEDS

The net proceeds to us from the issuance and sale of the notes offered by this prospectus supplement are estimated to be approximately $700.1 million after deducting the underwriting discount and other estimated expenses of this offering payable by us (and not including the amount of accrued interest paid by the purchasers of the 2024 notes). We intend to use these net proceeds to reduce amounts outstanding under our revolving credit facility and for general corporate purposes.

Our $1.0 billion revolving credit facility matures on January 19, 2024, subject to two six-month extensions at our option. LIBOR loans outstanding under our revolving credit facility bear interest at seven day, one month, three month or six month LIBOR, at our election, plus a spread of 77.5 basis points, subject to adjustment based on our credit rating. In addition, we have an option (subject to the approval of the lenders under our revolving credit facility) to increase our revolving credit facility through an accordion feature to $1.5 billion. As of March 31, 2020, the outstanding balance under our revolving credit facility was $990 million ($590 million as of May 6, 2020).

Affiliates of certain of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of the net proceeds used to repay amounts outstanding thereunder. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

We expect that the sales of the 2030 Notes and the 2024 Notes will take place concurrently. However, the sales of the 2030 Notes and the 2024 Notes are not conditioned upon each other, and we may consummate the sale of one series and not the other, or consummate the sales at different times.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered hereby supplements the description of the general terms and provisions of debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities.” Certain terms used in this prospectus supplement are defined in that section of the accompanying prospectus.

General

We are offering $700,000,000 aggregate principal amount of notes in two separate series. We are offering $400,000,000 aggregate principal amount of 2030 Notes and $300,000,000 aggregate principal amount of 2024 Notes. The 2030 Notes will mature on June 1, 2030 (unless redeemed prior to such date in accordance with their terms) and the 2024 Notes will mature on January 15, 2024 (unless redeemed prior to such date in accordance with their terms).

The 2024 Notes offered hereby will be an additional issuance of our outstanding 3.95% Notes due 2024 ($300,000,000 of which were originally issued on December 9, 2013). The terms of the 2024 Notes offered hereby, other than their issue date, initial interest accrual date, initial interest payment date and issue price, will be identical to the terms of and will be part of the same series as the $300,000,000 aggregate principal amount of our outstanding 3.95% Notes due 2024. The 2024 Notes offered hereby will have the same CUSIP number as the currently outstanding 2024 Notes and will trade interchangeably with such notes immediately upon settlement. Upon consummation of this offering, the aggregate principal amount outstanding of our 3.95% Notes due 2024, including the 2024 Notes offered hereby, will be $600,000,000.

We will pay interest on the 2030 Notes semi-annually in arrears at an annual rate of 3.50% on June 1 and December 1 of each year, beginning on December 1, 2020, to the registered holders of the 2030 Notes on the preceding May 15 and November 15. We will pay interest on the 2024 Notes semi-annually in arrears at an annual rate of 3.95% on January 15 and July 15 of each year, beginning on July 15, 2020, to the registered holders of the 2024 Notes on the preceding January 1 and July 1. Unless previously redeemed, the 2030 Notes will mature on June 1, 2030, and the 2024 Notes will mature on January 15, 2024. Interest will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, redemption date or maturity date falls on a day that is not a business day, the payment will be made on the next succeeding business day, and no interest shall accrue on the amount of interest due on such date for the period from and after such interest payment date, redemption date or maturity date to the next succeeding business day.

The 2030 Notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2024 Notes will be issued only in registered form in denominations of $1,000 and any integral multiple thereof.

The defeasance and covenant defeasance provisions of the indenture apply to the notes. The notes will not be entitled to the benefit of any sinking fund.

The indenture does not limit the aggregate principal amount of the securities that may be issued thereunder, and securities may be issued thereunder from time to time in one or more separate series up to the aggregate principal amount from time to time authorized by us for each series. The 2030 Notes will be issued in an initial aggregate principal amount of $400,000,000. We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the 2030 Notes or the 2024 Notes being offered hereby in all respects, except for the issue date, the issue price and, if applicable, the first payment of interest thereon and the initial interest accrual date. Additional notes issued in this manner will be consolidated with, and will form a single series with, the applicable previously outstanding 2030 Notes or 2024 Notes. If any such additional debt securities are not fungible with the notes offered hereby for the U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number. We also may issue from time to time other series of debt securities under the indenture consisting of notes or other unsecured evidences of indebtedness.

Ranking

The notes will be our senior unsecured obligations and will rank pari passu, or equally, with all of our other unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to the prior claims of each secured mortgage lender to any specific property that secures such lender’s mortgage and to all of the unsecured indebtedness of our subsidiaries. At March 31, 2020, we had outstanding approximately $555 million (excluding net unamortized premium and debt issuance costs) of consolidated secured indebtedness, which was issued by our subsidiaries and is collateralized by all or parts of 13 properties, and which ranks senior to the notes to the extent of securing collateral and will also be structurally senior to the notes, approximately $4 million (excluding net unamortized debt issuance costs) of unsecured indebtedness issued by our subsidiaries, which will be structurally senior to the notes, and approximately $3,809 million of unsecured indebtedness (excluding net unamortized premium or discount and debt issuance costs), which will rank equally with the notes.

Optional Redemption

2030 Notes.

The 2030 Notes will be redeemable at any time at our option, in whole or in part. If the 2030 Notes are redeemed before March 1, 2030 (three months prior to the stated maturity date) (the “2030 Notes Par Call Date”), the redemption price will be equal to the sum of (1) 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest thereon up to, but excluding, the redemption date, and (2) the Make-Whole Amount, if any, with respect to such notes. If the 2030 Notes are redeemed on or after the 2030 Notes Par Call Date, the redemption price will be equal to 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

As used herein with respect to the 2030 Notes:

“Make-Whole Amount” means, in connection with any optional redemption of the 2030 Notes, the excess, if any, of:

•

the aggregate present value as of the redemption date of each dollar of principal being redeemed and the amount of interest, calculated by us, excluding interest accrued to the redemption date, that would have been payable in respect of such dollar if such redemption had been made on the 2030 Notes Par Call Date, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate, determined on the third business day preceding the date notice of such redemption is given, from the respective dates on which the principal and interest would have been payable if such redemption had been made on the 2030 Notes Par Call Date, over

•	the aggregate principal amount of the notes being redeemed.

“Reinvestment Rate” means a rate per annum equal to the sum of basis forty-five points (0.45%) plus the yield on treasury securities at constant maturity under the heading “Week Ending” published in the Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the notes (which maturity shall be deemed to be the 2030 Notes Par Call Date) as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the yield on treasury in the above manner, then the yield on treasury will be determined in the manner that most closely approximates the above manner, as we reasonably determine.

“Statistical Release” means the statistical release designated “Selected Interest Rates (Daily)—H.15” or any successor publication which is published by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then any publicly available source of similar market data used for this purpose in accordance with customary market practice which shall be designated by us.

2024 Notes.

The 2024 Notes are redeemable at any time at our option, in whole or in part. If the 2024 Notes are redeemed before 90 days prior to the maturity date, the redemption price will be equal to the greater of (1) 100% of the principal amount of the 2024 Notes being redeemed, or (2) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 20 basis points (0.20%), plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date. If the 2024 Notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the 2024 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

As used herein with respect to the 2024 Notes:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2024 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2024 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the Reference Treasury Dealers ceases to be a primary U.S. Government securities dealer, or a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer; and (2) any two other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption of the 2030 Notes will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of the 2030 Notes to be redeemed. Notice of any redemption of the 2024 Notes will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the 2024 Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Covenants

Limitations on Incurrence of Debt. The notes will provide that we will not, and will not permit any subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

In addition to the foregoing limitation on the incurrence of Debt, the notes will provide that we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any of our subsidiaries’ property if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our subsidiaries’ property is greater than 40% of the sum of (without duplication) (1) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; provided that for purposes of this limitation, the amount of obligations under capital leases shown as a liability on our consolidated balance sheet shall be deducted from Debt and from Total Assets.

Furthermore, the notes also will provide that we will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1, on an unaudited pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (1) such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (2) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (4) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition or disposition being included in such unaudited pro forma calculation.

Maintenance of Unencumbered Total Asset Value. The notes will provide that we, together with our subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate outstanding principal amount of all our and our subsidiaries’ unsecured Debt, taken as a whole.

Insurance. The notes will provide that we will, and will cause each of our subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law, and that we will from time to time deliver to the Administrative Agent (as defined in our amended and restated credit agreement dated as of July 25, 2019, as amended) upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

As used herein:

“Acquired Debt” means Debt of a person (1) existing at the time such person becomes a subsidiary or (2) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

“Annual Debt Service Charge” as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, our and our subsidiaries’ Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

“Capital Stock” means, with respect to any person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

“Consolidated Income Available for Debt Service” for any period means our and our subsidiaries’ Funds from Operations plus amounts which have been deducted for interest on our and our subsidiaries’ Debt.

“Debt” means:

(a)

with respect to the 2030 Notes, any of our or any of our subsidiaries’ indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (4) the principal amount of all of our or any of our subsidiaries’ obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock or (5) any lease of property by us or any subsidiary as lessee which is reflected on our consolidated balance sheet as a financing lease liability in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of us or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which we are a party and have assigned our interest, provided that such assignee of ours is not in default of any amounts due and owing under such leases), Debt of another person (other than us or any subsidiary) (it being understood that Debt shall be deemed to be incurred by us or any subsidiary whenever we or such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof), and

(b)

with respect to the 2024 Notes, any of our or any of our subsidiaries’ indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (4) the principal amount of all of our or any of our subsidiaries’ obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock or (5) any lease of property by us or any subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of us or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which we are a party and have assigned our interest, provided that such assignee of ours is not in default of any amounts due and owing under such leases), Debt of another person (other than us or any subsidiary) (it being understood that Debt shall be deemed to be incurred by us or any subsidiary whenever we or such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Disqualified Stock” means, with respect to any person, any Capital Stock of such person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (2) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of the notes.

“Funds from Operations” for any period means income available to common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gain on sale of real estate.

“Total Assets” as of any date means the sum of (1) our and all of our subsidiaries’ Undepreciated Real Estate Assets and (2) all of our and our subsidiaries’ other assets determined in accordance with generally accepted accounting principles (but excluding goodwill).

“Undepreciated Real Estate Assets” as of any date means, (a), with respect to the 2030 Notes, the cost (original cost plus capital improvements) of our and our subsidiaries’ real estate assets and finance lease right of use assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles, and (b), with respect to the 2024 Notes, the cost (original cost plus capital improvements) of our and our subsidiaries’ real estate assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Total Asset Value” as of any date means the sum of (1) those Undepreciated Real Estate Assets not encumbered by any mortgage, lien, charge, pledge or security interest and (2) all of our and our subsidiaries’ other assets on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles and accounts receivable), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest; provided, however, that in determining Unencumbered Total Asset Value for purposes of the covenant set forth above in “— Maintenance of Unencumbered Total Asset Value,” all investments by us and any subsidiary in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities accounted for financial reporting purposes using the equity method of accounting in accordance with U.S. generally accepted accounting principles shall be excluded from Unencumbered Total Asset Value.

See “Description of Debt Securities — Certain Covenants” in the accompanying prospectus for a description of additional covenants applicable to us.

Default Provisions

The notes will be subject to the following events of default:

1. A default in the payment of any interest or any additional amounts on any debt security of that series or of any coupon appertaining thereto when it becomes due and payable, if the default continues for a period of 30 days.

2. A default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity (upon acceleration, optional or mandatory redemption, required purchase or otherwise).

3. A default in the deposit of any sinking fund payment as required by the terms of any debt security of that series.

4. A default in the performance, or a breach, of any covenant or agreement by us under the applicable indenture (other than a default in the performance, or a breach of a covenant or agreement which is specifically dealt with in clause (1) through (7) hereof) if such default or breach continues for a period of 60 days after written notice has been given, by registered or certified mail:

(a) to us by the trustee; or

(b) to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series.

5. The occurrence of one or more defaults under:

(a) with respect to the 2030 Notes, any bond, debenture, note or other evidence of indebtedness for money borrowed by us (including obligations under leases required to be reflected on the balance sheet of the lessee as financing lease liabilities under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to one or more properties) in an aggregate principal amount in excess of $50,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including such leases but not including such indebtedness or obligations for which recourse is limited to one or more properties) in an aggregate principal amount in excess of $50,000,000, whether such indebtedness now exists or shall hereafter be created, if the default has resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or in the acceleration of such obligations, without such acceleration having been rescinded or annulled, and

(b) with respect to the 2024 Notes, any bond, debenture, note or other evidence of indebtedness for money borrowed by us (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including such leases but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether such indebtedness now exists or shall hereafter be created, if the default has resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or in the acceleration of such obligations, without such acceleration having been rescinded or annulled.

6. The entry by a court of competent jurisdiction under any applicable bankruptcy law that:

(a) is for relief against us or any of our significant subsidiaries in an involuntary case,

(b) appoints a receiver in respect of us or any of our significant subsidiaries or for all or substantially all of the property of any of us; or

(c) orders our liquidation or the liquidation of any of our significant subsidiaries, and the order or decree remains unstayed and in effect for 90 days.

7. We or any of our significant subsidiaries do any of the following:

(a) commence a voluntary case or proceeding under any applicable bankruptcy law;

(b) consent to the entry of a decree or order for relief in respect of us or any of our significant subsidiaries in an involuntary case or proceeding under any applicable bankruptcy law;

(c) consent to the appointment of a receiver in respect of us or any of our significant subsidiaries for all or substantially all of our or its property; or

(d) makes a general assignment for the benefit of our creditors or the creditors of any of our significant subsidiaries.

Book-Entry Form

We have established a depositary arrangement with The Depository Trust Company, or the Depositary, with respect to the notes, the terms of which are summarized below. Upon issuance, each of the notes will be represented by a single Global Security (as defined in the indenture) and will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

As long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder (as defined in the indenture) of the notes for all purposes under the indenture. Except as otherwise provided in this section, the Beneficial Owners (as defined in the indenture) of the Global Security representing the notes will not be entitled to receive physical delivery of certificated notes and will not be considered the Holders thereof for any purpose under the indenture, and no Global Security representing such notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a Participant (as defined below), on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such Global Security or the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in a Global Security representing the notes.

The Global Security representing the notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (1) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in each case, a successor Depositary is not appointed by us within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility, (2) we, in our discretion, determine that the Global Security shall be exchangeable for certificated notes or (3) there shall have occurred and be continuing an Event of Default (as defined in the indenture) under the indenture with respect to the notes and Beneficial Owners representing a majority in aggregate principal amount of the notes represented by the Global Security advise the Depositary to cease acting as depositary. Upon any such exchange, the certificated notes shall be registered in the names of the Beneficial Owners of the Global Security representing the notes, which names shall be provided by the Depositary’s relevant Participants (as identified by the Depositary) to the registrar.

The information below concerning the Depositary and the Depositary’s system has been furnished by the Depositary, and we take no responsibility for the accuracy thereof. The Depositary will act as securities depository for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary’s partnership nominee). One fully registered Global Security will be issued for the notes, in the aggregate principal amount of such issue, and will be deposited with the Depositary.

The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants, or Participants, deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of the Depositary, or Direct Participants, include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by the users of its regulated subsidiaries. Access to the Depositary’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The rules applicable to the Depositary and its Participants are on file with the SEC.

Purchases of notes under the Depositary’s system must be made by or through Direct Participants, which will receive a credit for such notes on the Depositary’s records. The ownership interest of each actual purchaser of each note represented by a Global Security, or Beneficial Owner, is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing the notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing the notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for such notes is discontinued.

To facilitate subsequent transfers, the Global Security representing the notes which is deposited with, or on behalf of, the Depositary are registered in the name of the Depositary’s partnership nominee, Cede & Co. The deposit of a

Global Security with, or on behalf of, the Depositary and its registration in the name of Cede & Co. effects no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Security representing the notes; the Depositary’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Security representing the notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to us as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Principal, premium, if any, and/or interest payments on the Global Security representing the notes will be made to the Depositary. The Depositary’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary’s records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of the Depositary, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest to the Depositary is the responsibility of us or the trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the notes are being redeemed, the Depositary’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

The Depositary may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the trustee or us. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, certificated notes will be printed and delivered.

ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

For a discussion of the material federal income tax issues that you may consider relevant relating to our taxation as a REIT, see “Material Federal Income Tax Considerations” beginning on page 29 of the accompanying prospectus. For a general discussion of the material U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of the notes, see below under “ — Taxation of Holders of the Notes.” These discussions apply only to initial beneficial owners of the notes who purchase notes in this offering at their public offering price and who hold the notes as capital assets (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). These discussions are based on the Code, income tax regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. These discussions are general in nature and are not exhaustive of all possible tax considerations, nor do they address any state, local or foreign tax considerations or any U.S. tax considerations (e.g., estate generation-skipping or gift tax) other than U.S. federal income tax considerations, that may be applicable to particular holders. These discussions do not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances (including holders that are directly or indirectly related to us) or to holders subject to special treatment under the Code, such as financial institutions, brokers, dealers in securities and commodities, insurance companies, certain former U.S. citizens or long-term residents, regulated investment companies, real estate investment trusts, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, persons subject to the alternative minimum tax, U.S. persons whose functional currency is not the U.S. dollar, persons that are, or that hold their notes through, partnerships or other pass-through entities, or persons that hold notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes. This discussion does not address the tax consequences applicable to taxpayers subject to Section 451(b) of the Code. Except as specifically provided below with respect to Non-U.S. Holders (as defined below), these discussions are limited to beneficial owners of notes that are U.S. Holders.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES.

Taxation of Holders of the Notes

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is

•	a citizen or individual resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold notes (and partners in such partnerships) should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

A “Non-U.S. Holder” means any beneficial owner of a note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Qualified Reopening of 2024 Notes

For U.S. federal income tax purposes, we currently intend to treat the 2024 Notes offered hereby, or the reopened notes, as being issued in a “qualified reopening” of the currently outstanding 3.95% Notes due 2024, or the existing notes. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the reopened notes offered hereby will have the same issue date and the same issue price as the existing notes for U.S. federal income tax purposes. The issue price of the existing notes was $990.18 per $1,000 face amount and the issue date of the existing notes was December 9, 2013. The stated redemption price of the existing notes at maturity did not exceed their issue price by more than the statutory de minimis amount. Therefore, the existing notes were not issued with original issue discount, or OID (as defined below). Accordingly, the reopened notes will also not have OID.

The remainder of this discussion assumes the correctness of the treatment described in this paragraph.

U.S. Holders

Pre-Acquisition Accrued Interest on Reopened Notes. A portion of the price paid for the reopened notes is attributable to the amount of interest accrued from January 15, 2020 (“pre-acquisition accrued interest”). To the extent a portion of a U.S. Holder’s purchase price of a reopened note is allocable to pre-acquisition accrued interest, a portion of the first stated interest payment equal to the amount of such pre-acquisition accrued interest may be treated as a nontaxable return of such pre-acquisition accrued interest to the U.S. Holder. If so, the amount treated as a return of pre-acquisition accrued interest will reduce a U.S. Holder’s adjusted tax basis in the reopened note by a corresponding amount. You are urged to consult your own tax advisors regarding the tax treatment of pre-acquisition accrued interest.

Stated Interest on the Notes. A U.S. Holder generally will be required to include stated interest on the notes (other than pre-acquisition accrued interest on reopened notes) as ordinary income when received or accrued in accordance with the U.S. Holder’s regular method of tax accounting to the extent such interest is “qualified stated interest.” Stated interest is qualified stated interest if it is unconditionally payable in cash at least annually. The stated interest on the notes will be qualified stated interest.

OID and Issue Price of the 2030 Notes. A debt instrument generally has OID if its “stated redemption price at maturity” exceeds its “issue price” by an amount that is equal to or greater than a statutory de minimis amount. A debt instrument’s stated redemption price at maturity includes all principal and interest payable over the term of the debt instrument, other than qualified stated interest. The issue price of the 2030 Notes is the first price at which a substantial amount of the 2030 Notes are sold to the public (excluding bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers).

If the 2030 Notes are treated as issued with OID under the rules described above, a U.S. Holder generally will be required to include such OID in income over the term of the notes in accordance with a constant-yield-to-maturity method, regardless of whether the U.S. Holder is a cash or accrual method taxpayer, and regardless of when the U.S. Holder receives cash payments of interest on the notes (other than cash attributable to qualified stated interest). Accordingly, a U.S. Holder could be treated as receiving interest income in advance of a corresponding receipt of cash. Any OID that a U.S. Holder includes in income will increase the U.S. Holder’s tax basis in the U.S. Holder’s 2030 Notes. A U.S. Holder generally will not be required to include separately in income cash payments received on the 2030 Notes to the extent that such payments constitute payments of previously accrued OID or payments of principal, and such payments will reduce the U.S. Holder’s tax basis in the U.S. Holder’s 2030 Notes by the amount of such payments.

It is expected, and this discussion assumes, that the 2030 Notes will not be issued with OID. However, U.S. Holders should consult their tax advisors regarding the determination of the issue price of the 2030 Notes and the possible application of the OID rules.

Amortizable Bond Premium on Reopened Notes. If a reopened note is purchased at a price in excess of such reopened note’s stated principal amount (excluding any amounts that are treated as pre-acquisition accrued interest as described above under “Pre-Acquisition Accrued Interest on Reopened Notes”), a U.S. Holder will have bond premium with respect to that reopened note in an amount equal to such excess. A U.S. Holder generally may elect to amortize bond premium using the constant yield method over the remaining term of the reopened note and may offset stated interest income otherwise required to be included in respect of the reopened note during any taxable year by the amortized amount of bond premium for the taxable year. However, because we may call the reopened notes under certain circumstances at a price in excess of their stated principal amount, such amortization may be reduced and/or deferred.

A U.S. Holder’s election to amortize bond premium on a constant yield method, once made, will also apply to all other debt obligations with bond premium (other than obligations the interest on which is excludible from gross income) that a U.S. Holder holds as of the first day of the first taxable year to which the election applies or acquired thereafter. The election may only be revoked with the consent of the IRS. If a U.S. Holder does not elect to amortize the bond premium, the bond premium will decrease the gain or increase the loss such holder would otherwise recognize on the disposition of the reopened note. You are urged to consult your own tax advisors with respect to the rules relating to amortizable bond premium and the application to your particular circumstances.

Sale, Exchange, Redemption, or Other Taxable Disposition of the Notes. Unless a non-recognition provision applies, upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder will generally recognize capital gain or loss equal to the difference (if any) between the amount realized (other than amounts attributable to accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and such U.S. Holder’s adjusted tax basis in the note. The U.S. Holder’s adjusted tax basis in a note generally will be the purchase price for the note, reduced by the amount of any payments previously received by the U.S. Holder (other than qualified stated interest) and any amortized bond premium. Such gain or loss will be treated as long-term capital gain or loss if the note was held for more than one year at the time of disposition. Long-term capital gain recognized by certain non-corporate U.S. Holders generally will be subject to a preferential tax rate. Subject to limited exceptions, capital losses cannot be used to offset a U.S. Holder’s ordinary income.

Unearned Income Medicare Contribution. Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% Medicare tax on all or a portion of their “net investment income,” which may include all or a portion of their interest and net gains from the sale or other disposition of the notes. If you are a U.S. Holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

U.S. Holders Holding Notes Through Foreign Accounts or Intermediaries. U.S. Holders holding their notes through foreign accounts or intermediaries should refer to “—Non-U.S. Holders—FATCA Regime” below.

Information Reporting and Backup Withholding. In general, information reporting will apply to a U.S. Holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) with respect to:

•	any payments made of principal of, premium, if any, and interest on, the notes; and

•	payment of the proceeds of a sale or other disposition of the notes.

In addition, “backup withholding” at the applicable statutory rate may apply to such amounts if a U.S. Holder fails to provide a correct taxpayer identification number certified under penalties of perjury or otherwise comply with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

Any backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

Non-U.S. Holders

The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Holders should consult their tax advisors to determine the impact of federal, state, local and other tax laws with regard to an investment in the notes.

Interest on the Notes. Subject to the rules described below under “— Information Reporting and Backup Withholding” and “— FATCA Regime,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on a note provided that:

•	the Non-U.S. Holder is not

•	a direct, indirect or constructive owner of 10% or more of our voting stock;

•	a controlled foreign corporation related to us through stock ownership; or

•	a bank whose receipt of interest on a note is pursuant to a loan agreement entered into in the ordinary course of business;

•	such interest payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

•

we or our paying agent receives certain information from the Non-U.S. Holder (or a financial institution that holds the notes on behalf of the Non-U.S. Holder in the ordinary course of its trade or business) certifying that such holder is a Non-U.S. Holder.

A Non-U.S. Holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding at a rate of 30% unless:

•

the income is effectively connected with the conduct of a U.S. trade or business (and, if required by an applicable tax treaty, the income is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder); or

•	the Non-U.S. Holder is entitled to the benefits of an applicable income tax treaty, which provides for a lower rate of, or exemption from, withholding tax.

Except to the extent provided by an applicable tax treaty, interest on a note that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable tax treaty, the interest is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder) generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax, which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate (subject to reduction or elimination under an applicable tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the second preceding sentence, payments of such interest will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or the paying agent with an appropriate IRS Form (generally, IRS Form W-8ECI). To claim the benefit of a reduced rate of, or exemption from, the 30% withholding tax under an income tax treaty, the Non-U.S. Holder must timely provide the appropriate, properly executed IRS form (generally, IRS Form W-8BEN in the case of an individual and IRS Form W-8BEN-E in the case of an entity). These forms may be required to be periodically updated.

Sale, Exchange, Redemption, or Other Taxable Disposition of the Notes. Subject to the rules described below under “— Information Reporting and Backup Withholding” and “— FATCA Regime,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain from the sale, exchange, redemption or other taxable disposition of a note unless:

•

such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder); or

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and meets certain other requirements.

Except to the extent provided by an applicable tax treaty, gain from the sale or disposition of a note that is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder) generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to the branch profits tax described above. If such gains are realized by a Non-U.S. Holder who is an individual present in the United States for 183 days or more in the taxable year, then, except to the extent otherwise provided by an applicable income tax treaty, such individual generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the notes) exceed capital losses allocable to U.S. sources. Any amount attributable to accrued but unpaid interest on the notes will generally be treated in the same manner as payments of interest made to such Non-U.S. Holder, as described above under “ — Interest on the Notes.” Non-U.S. Holders should consult their tax advisors on the treatment of any accrued but unpaid interest on the notes.

Information Reporting and Backup Withholding. Payments to a Non-U.S. Holder of interest on a note generally will be reported to the IRS and to the Non-U.S. Holder. Copies of applicable IRS information returns may be made available, under the provisions of a specific tax treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides. Additional information reporting and backup withholding generally will not apply to payments of interest with respect to which either the requisite certification that the Non-U.S. Holder is not a U.S. person for U.S. federal income tax purposes, as described under the heading “ — Interest on the Notes” above, has been received or an exemption has otherwise been established provided that neither we nor our paying agent have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of a note effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of a note by a foreign office of a broker that:

•	is a U.S. person;

•	derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the U.S.;

•	is a “controlled foreign corporation” (a foreign corporation controlled by certain U.S. shareholders) for U.S. tax purposes;

•

is a foreign partnership, if at any time during its tax year more than 50% of its income or capital interest are held by U.S. persons or if it is engaged in the conduct of a trade or business in the U.S.; or

•	is a U.S. branch of a foreign bank or insurance company that is treated as a U.S. person;

unless the broker has documentary evidence in its records that the holder or beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of a note effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the holder certifies under penalty of perjury that the holder is a Non-U.S. Holder, or otherwise establishes an exemption; provided that, in either case, neither we nor any withholding agent knows or has reason to know that the holder is a United States person or that the conditions of any other exemptions are in fact not satisfied.

Any backup withholding is not an additional tax and may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

FATCA Regime. Under sections 1471 through 1474 of the Code, Treasury regulations and related guidance (commonly referred to as “FATCA”), a 30% U.S. withholding tax will be imposed in certain circumstances on payments of (i) interest on the notes and (ii) subject to the proposed Treasury regulations discussed below, gross proceeds from the sale or other disposition of the 2030 Notes (which includes redemption and retirement of the notes).

Treasury regulations proposed in December 2018 eliminate FATCA withholding on the gross proceeds from a sale or other disposition of instruments, such as the 2030 Notes, that produce U.S. source interest. In its preamble to such proposed Treasury regulations, the IRS stated that taxpayers and withholding agents may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. The reopened notes should be grandfathered from FATCA withholding. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. If we determine withholding is appropriate with respect to the payments of interest on the notes or payments in retirement or redemption of the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Under certain circumstances, a holder may be eligible for refunds or credits of such withheld taxes. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

We intend to offer the notes through the underwriters named below, for whom Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Jefferies LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives. Subject to the terms and conditions stated in an underwriting agreement and a related pricing agreement, each dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes listed opposite its name below.

Underwriter	Principal Amount of 2030 Notes	Principal Amount of 2024 Notes
Citigroup Global Markets Inc.	$50,000,000	$37,500,000
Deutsche Bank Securities Inc.	50,000,000	37,500,000
Jefferies LLC	50,000,000	37,500,000
U.S. Bancorp Investments, Inc.	50,000,000	37,500,000
Wells Fargo Securities, LLC	50,000,000	37,500,000
Regions Securities LLC	50,000,000	37,500,000
SunTrust Robinson Humphrey, Inc.	50,000,000	37,500,000
TD Securities (USA) LLC	36,000,000	27,000,000
J.P. Morgan Securities LLC	7,000,000	5,250,000
Scotia Capital (USA) Inc.	7,000,000	5,250,000

Total	$400,000,000	$300,000,000

The underwriters have agreed to purchase all of the 2030 Notes if they purchase any of the 2030 Notes and all of the 2024 Notes if they purchase any of the 2024 Notes. However, the sales of the 2030 Notes and the 2024 Notes are not conditioned upon each other, and we may consummate the sale of one or the other series of notes and not the other series of notes, or consummate the sales at different times. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The notes are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel for the underwriters and other conditions. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

We estimate that the expenses of this offering payable by us, excluding the underwriting discount, will be approximately $1,200,000.

We expect to deliver the notes against payment for the notes on or about the date specified in the next to last paragraph of the cover page of this prospectus supplement.

Commissions and Discounts

The underwriters have advised us that they propose to offer the notes to the public at the initial public offering prices on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of (i) with respect to the 2030 Notes, 0.400% of the principal amount of the 2030 Notes, and (ii) with respect to the 2024 Notes offered hereby, 0.300% of the principal amount of the 2024 Notes offered hereby. The underwriters may allow, and the dealers may reallow, a discount not in excess of (i) with respect to the 2030 Notes, 0.250% of the principal amount of the 2030 Notes, and (ii) with respect to the 2024 Notes offered hereby, 0.200% of the principal amount of the 2024 Notes offered hereby, in each case on sales to other dealers. After the initial offering, the public offering price and concession to dealers may be changed.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per 2030 Note	0.650%
Per 2024 Note	0.500%

Reopening and New Issue

The 2024 Notes will be a further issuance of, are fungible with and are consolidated and form a single series with, our outstanding 3.95% Notes due 2024, $300,000,000 of which were originally issued on December 9, 2013. The 2030 Notes will be a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in each series of the notes, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading markets for the notes.

Price Stabilization and Short Positions

In connection with this offering, the representatives, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include overallotment, syndicate covering transactions and stabilizing transactions. Overallotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Conflicts of Interest

Affiliates of certain of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of the net proceeds used to repay amounts outstanding under our revolving credit facility. Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because, as a REIT, we are excluded from that requirement.

Other Relationships

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. U.S. Bank National Association, the trustee under the indenture, is an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters.

In addition, in the ordinary course of their business activities, certain of the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge or may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such credit exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnity

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)) or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order or who are any other persons to whom it may otherwise lawfully be communicated under the Financial Promotion Order (all such persons being referred to as “relevant persons”). In the United Kingdom, the notes are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Federal Realty Investment Trust.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

Neither this prospectus supplement nor the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither Federal Realty Investment Trust nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Prohibition of Sales to EEA and United Kingdom Retail Investors – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or the United Kingdom. For these purposes: (1) a retail investor means a person who is one (or more) of: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (b) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in the Prospectus Regulation; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

Federal Realty Investment Trust does not intend to offer the notes in any Relevant State other than the United Kingdom.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

EXPERTS

The audited consolidated financial statements, schedules and management’s assessment of the effectiveness of our internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the notes offered by this prospectus supplement will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington, DC. In addition, the descriptions of material U.S. federal income tax considerations contained herein under “Additional Material U.S. Federal Income Tax Considerations” and in the accompanying prospectus under “Material Federal Income Tax Considerations” are, to the extent that they constitute matters of law, summaries of legal matters or legal conclusions, based upon the opinion of Pillsbury Winthrop Shaw Pittman LLP, Washington, DC. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

PROSPECTUS

Debt Securities, Common Shares, Preferred Shares, Depositary Shares and Warrants

We may from time to time offer, in one or more series, separately or together, the following:

•	our debt securities, which may be either senior debt securities or subordinated debt securities;

•	our common shares of beneficial interest;

•	our preferred shares of beneficial interest;

•	our preferred shares of beneficial interest represented by depositary receipts; and

•	warrants to purchase our common or preferred shares.

Our common shares are listed on the New York Stock Exchange under the symbol “FRT.”

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities. When we sell a particular series of securities, we prepare a prospectus supplement describing the offering and the terms of that series of securities. Such terms may include limitations on direct or beneficial ownership and restrictions on transfer of our securities being offered that we believe are appropriate to preserve our status as a real estate investment trust for federal income tax purposes.

The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the securities covered by such prospectus supplement.

We may offer our securities directly, through agents we may designate from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such class or series of the securities.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus either separately or in units, in one or more offerings. Our prospectus provides you with a general description of these securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. Our prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

References to “we,” “us,” “our” or “ours” refer to Federal Realty Investment Trust and its directly or indirectly owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we “incorporate by reference” into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. When we refer to forward-looking statements or information, sometimes we use words such as “may,” “will,” “could,” “should,” “plans,” “intends,” “expects,” “believes,” “estimates,” “anticipates” and “continues.” The risk factors in this prospectus and in any prospectus supplement describe risks that may affect these statements but are not all-inclusive, particularly with respect to possible future events. Many things can happen that can cause actual results to be different from those we describe. Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements. We also make no promise to update any of the forward-looking statements, or to publicly release the results if we revise any of them.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto contained elsewhere in or incorporated by reference into this prospectus.

The Trust

We are an equity real estate investment trust (“REIT”) specializing in the ownership, management, and redevelopment of high quality retail and mixed-use properties located primarily in densely populated and affluent communities in strategically selected metropolitan markets in the Northeast and Mid-Atlantic regions of the United States, California, and South Florida. As of March 31, 2018, we owned or had a majority interest in community and neighborhood shopping centers and mixed-use properties which are operated as 104 predominantly retail real estate projects comprising approximately 24.2 million square feet. In total, the real estate projects were 94.8% leased and 93.3% occupied at March 31, 2018. We have paid quarterly dividends to our shareholders continuously since our founding in 1962 and have increased our dividends per common share for 50 consecutive years.

We have qualified for taxation as a REIT pursuant to the Internal Revenue Code of 1986, as amended, or the Code, since we were founded, and we intend to operate in a manner that will allow us to maintain such qualification.

We were founded in 1962 as a REIT under the laws of the District of Columbia and re-formed as a real estate investment trust in the state of Maryland in 1999. Our principal executive offices are located at 1626 East Jefferson Street, Rockville, Maryland 20852. Our telephone number is (301) 998-8100. Our website address is www.federalrealty.com. The information contained on our website is not a part of this prospectus and is not incorporated herein by reference.

Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Share Dividends

The following table sets forth our historical ratios of earnings to fixed charges and combined Fixed Charges and preferred share dividends for the periods indicated:

	For the Three Months Ended March 31,	For the Years Ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	2.6	2.4	2.8	2.3	2.1	1.9
Ratio of earnings to combined fixed charges and preferred share dividends	2.5	2.3	2.8	2.3	2.1	1.9

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. In computing the ratio of earnings to fixed charges: (a) earnings consist of income from continuing operations before income or loss from equity investees plus distributed income of equity investees and fixed charges (excluding capitalized interest) less noncontrolling interests of subsidiaries with no fixed charges; and (b) fixed charges consist of interest expense including amortization of debt premiums and discounts and issuance costs (including capitalized interest), prepayment charges and the estimated portion of rents payable by us representing interest.

The ratio of earnings to combined fixed charges and preferred share dividends is computed by dividing earnings by the total of fixed charges and preferred share dividends. In computing the ratio of earnings to combined fixed charges and preferred share dividends: (a) earnings consist of income from continuing operations before income or loss from equity investees plus distributed income of equity investees and fixed charges (excluding capitalized interest) less noncontrolling interests of subsidiaries with no fixed charges; (b) fixed charges consist of interest expense including amortization of debt premiums and discounts and issuance costs (including capitalized interest), prepayment charges and the estimated portion of rents payable by us representing interest; and (c) preferred share dividends consist of preferred share dividends and preferred share redemption costs.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, please consider the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, on file with the SEC, which is incorporated herein by reference, in addition to any risks and additional information included in this prospectus, in an applicable prospectus supplement and in any subsequent filing with the SEC that is incorporated herein by reference. The risks and uncertainties we have described are those we believe to be the principal risks that could affect us, our business or our industry, and which could result in a material adverse impact on our financial condition, results of operation or the market price of our securities. However, additional risks and uncertainties not currently known to us or that we currently deem immaterial may affect our business operations and the market price of our securities.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities for one or more of the following:

•	repayment of debt;

•	acquisition of additional properties;

•	funding our development and redevelopment pipeline;

•	redemption of preferred shares; and

•	working capital and general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

We will prepare and distribute a prospectus supplement that describes the specific terms of the debt securities. In this section of the prospectus, we describe the general terms we expect all debt securities to have. We also identify some of the specific terms that will be described in a prospectus supplement. Although we expect that any debt securities we offer with this prospectus will have the general terms we describe in this section, our debt securities may have terms that are different from or inconsistent with the general terms we describe here. Therefore, you should read the prospectus supplement carefully.

General Terms of Debt Securities

Unless we say otherwise in a prospectus supplement, debt securities we offer through this prospectus:

•	will be our general, direct and unsecured obligations; and

•	may be either senior debt securities or subordinated debt securities.

Senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations. Subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior debt in the manner we describe in a prospectus supplement.

We may incur additional debt, subject to limitations in the agreements governing our credit and other debt facilities and other notes we may have issued.

Unless we say otherwise in a prospectus supplement:

•	debt securities we offer through this prospectus will not limit the amount of other debt that we may incur;

•

you will not have any protection if we engage in a highly leveraged transaction, a restructuring, a transaction involving a change in control, or a merger or similar transaction that may adversely affect holders of the debt securities; and

•	we will not list the debt securities on any securities exchange.

The Indentures

Any debt securities we offer through this prospectus will be issued under one or more indentures, including the senior indenture between us and U.S. Bank National Association, successor to Wachovia Bank National Association, formerly First Union National Bank, as trustee. We have filed with the SEC the senior indenture that is an exhibit to the registration statement that includes this prospectus. The senior indenture describes the general terms of senior debt securities we may issue. The general terms of any subordinated debt securities that we may issue will be included in a subordinated indenture, which will also include additional terms describing the subordination provisions of these securities. The senior indenture is subject to the Trust Indenture Act of 1939, as amended.

Unless we say otherwise in a prospectus supplement, each indenture does not or will not include all the terms of debt securities we may issue through this prospectus. If we issue debt securities through this prospectus, our Board of Trustees, or any committee thereof, will establish the additional terms for each series of debt securities. The additional terms will be either established pursuant to, and set forth in, a supplemental indenture, or established pursuant to a resolution of our Board of Trustees, or any committee thereof, and set forth in an officer’s certificate. Each indenture describes or will describe the additional terms that may be established and we summarize the additional terms that may be established under “— Additional Terms of Debt Securities,” below.

We have summarized the provisions of the senior indenture and any subordinated indenture that we may enter into below. The summary is not complete. You should read the senior indenture and any other indenture that we may enter into for provisions that may be important to you. The extent, if any, to which the provisions of the base senior indenture or any other base indenture that we may enter into apply to particular debt securities will be described in the prospectus supplement relating to those securities. You should read the prospectus supplement for more information regarding any particular issuance of debt securities.

Additional Terms of Debt Securities

As described above, the terms of a particular series of debt securities we offer through this prospectus will be established by our Board of Trustees, or any committee thereof, when we issue the series. We will describe the terms of the series in a prospectus supplement. Unless we say otherwise in a prospectus supplement, each indenture provides or will provide that the terms that may be established include the following:

•	Title. The title of the debt securities offered.

•	Amount. Any limit upon the total principal amount of the series of debt securities offered.

•	Maturity. The date or dates on which the principal of and premium, if any, on the offered debt securities will mature or the method of determining such date or dates.

•	Interest Rate. The rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method of calculating such rate or rates.

•	Interest Accrual. The date or dates from which interest will accrue or the method by which such date or dates will be determined.

•

Interest Payment Dates. The date or dates on which interest will be payable and the record date or dates to determine the persons who will receive payment, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months.

•

Place of Payment. The place or places where principal of, premium, if any, and interest, on the offered debt securities will be payable or at which the offered debt securities may be surrendered for registration of transfer or exchange.

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Optional Redemption. The period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, the offered debt securities may be redeemed, in whole or in part, at our option, if we have that option.

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Mandatory Redemption. The obligation, if any, we have to redeem or repurchase the offered debt securities pursuant to any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder; and the period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, such offered debt securities shall be redeemed or purchased, in whole or in part.

•	Denominations. The denominations in which the offered debt securities are authorized to be issued.

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Currency. The currency or currency unit in which the offered debt securities may be denominated and/or the currency or currencies, including currency unit or units, in which principal of, premium, if any, and interest, if any, on the offered debt securities will be payable and whether we or the holders of the offered debt securities may elect to receive payments in respect of the offered debt securities in a currency or currency unit other than that in which the offered debt securities are stated to be payable.

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Indexed Principal. If the amount of principal of, or premium, if any, or interest on, the offered debt securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined.

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Payment on Acceleration. If other than the principal amount, the amount which will be payable upon declaration of the acceleration of the maturity or the method by which such portion shall be determined.

•	Special Rights. Provisions, if any, granting special rights to the holders of the offered debt securities if certain specified events occur.

•	Modifications to Indentures. Any addition to, or modification or deletion of, any event of default or any of the covenants specified in the indenture with respect to the offered debt securities.

•	Tax “Gross-Up.” The circumstances, if any, under which we will pay additional amounts on the offered debt securities held by non-U.S. persons for taxes, assessments or similar charges.

•	Registered or Bearer Form. Whether the offered debt securities will be issued in registered or bearer form or both.

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Dates of Certificates. The date as of which any offered debt securities in bearer form and any temporary global security representing outstanding securities are dated, if other than the original issuance date of the offered debt securities.

•	Forms. The forms of the securities and interest coupons, if any, of the series.

•	Registrar and Paying Agent. If other than the trustee under the applicable indenture, the identity of the registrar and any paying agent for the offered debt securities.

•	Defeasance. Any means of defeasance or covenant defeasance that may be specified for the offered debt securities.

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Global Securities. Whether the offered debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange those interests for certificated debt securities to be registered in the names of or to be held by the beneficial owners or their nominees.

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Documentation. If the offered debt securities may be issued or delivered, or any installment of principal or interest may be paid, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture, the form of those certificates, documents or conditions.

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Payees. If other than as provided in the applicable indenture, the person to whom any interest on any registered security of the series will be payable and the manner in which, or the person to whom, any interest on any bearer securities of the series will be payable.

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Definitions. Any definitions for the offered debt securities of that series that are different from or in addition to the definitions included in the applicable indenture, including, without limitation, the definition of “unrestricted subsidiary” to be used for such series.

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Subordination. In the case of any subordinated indenture that we may enter into, the relative degree to which the offered debt securities shall be senior to or junior to other debt securities, whether currently outstanding or to be offered in the future, and to other debt, in right of payment.

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Guarantees. Whether the offered debt securities are guaranteed and, if so, the identity of the guarantors and the terms of the offered guarantees (including whether and the extent to which the guarantees are subordinated to other debt of the guarantors).

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Conversion. The terms, if any, upon which the offered debt securities may be converted or exchanged into or for our common shares, preferred shares or other securities or property, including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion.

•	Restrictions. Any restrictions on the registration, transfer or exchange of the offered debt securities.

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Other Terms. Any other terms not inconsistent with the terms of the applicable indenture pertaining to the offered debt securities or which may be required or advisable under U.S. laws or regulations or advisable, as we determine, in connection with marketing of securities of the series.

Form of Securities and Related Matters

Registered or Bearer Form. Debt securities may be offered in either registered or bearer form.

•	If the debt securities are in registered form, we may treat the person named in the register as the owner of the debt securities for all purposes, including payment, exchange and transfer.

•

If we issue debt securities in bearer form, we will issue those debt securities only to non-U.S. persons and may treat the bearer of the securities as the owner for all purposes, including payment, exchange and transfer. If we issue debt securities in bearer form, we will describe special offering restrictions and material U.S. federal income tax considerations relating to the offered debt securities in a prospectus supplement.

Denominations. Unless we say otherwise in a prospectus supplement, we will issue debt securities in denominations of:

•	U.S. $1,000 (or multiples of $1,000) if we issue the debt securities in registered form; and

•	U.S. $5,000 (or multiples of $5,000) if we issue debt securities in bearer form.

Payment Currencies and Indexed Securities. We may offer debt securities for which:

•	the purchase price is payable in a currency other than U.S. dollars;

•	the securities are denominated in a currency other than U.S. dollars; or

•	the principal or interest of, or any other amount due on, the offered debt securities in a currency other than U.S. dollars.

The other currency may be a currency unit composed of various currencies. Payments on debt securities may also be based on an index.

Payment, Transfer and Exchange. Unless we say otherwise in a prospectus supplement, the office for paying principal, interest and other amounts on the debt securities is U.S. Bank National Association, 214 North Tryon Street, 27th Floor, Charlotte, North Carolina 28202. We will notify you of any change in the office’s location. At our option, however, we may make any interest payments on debt securities issued in registered form by:

•	mailing checks to you at the address as it appears in the applicable register for the series of debt securities; or

•	wire transfer of immediately available funds to an account you maintain located in the United States.

Unless we say otherwise in a prospectus supplement, we will pay interest to the person whose name is in the register at the close of business on the regular record date for such interest.

Unless we say otherwise in a prospectus supplement, payment of interest on bearer securities may be made by transfer to an account you maintain with a bank located outside the United States.

Unless we say otherwise in a prospectus supplement, you may transfer or exchange debt securities issued in registered form at an office or agency that we designate. You may transfer or exchange debt securities without service charge, although we may require you to pay any related tax or other governmental charge.

Global Securities

We may issue debt securities of a series in the form of one or more fully registered global securities. Each registered global security will:

•	be registered in the name of a depositary or a nominee for the depositary;

•	be deposited with the depositary or nominee or a custodian therefor; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any such other appropriate matters.

Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities will be described in a prospectus supplement.

Certain Covenants

Unless we say otherwise in a prospectus supplement, each indenture contains or will contain the following covenants. Any additional material covenants applicable to any series of debt securities will be set forth in a prospectus supplement.

Existence. Except as permitted under “Consolidation, Merger or Sale of Assets,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises; provided, however, we are not required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business.

Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of our material properties to be made, all as in our judgment may be necessary so that the business carried on at, or in connection with, our material properties may be properly and advantageously conducted at all times.

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before they shall become delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon us or upon our income, profits or property, and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property;

provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were so subject:

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transmit by mail to all holders of debt securities, as their names and addresses appear in the register, without cost to such holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to Section 13 or 15(d);

•

file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to Section 13 or 15(d); and

•	promptly, upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder.

Consolidation, Merger or Sale of Assets

We may consolidate with, or sell, lease or convey all or substantially all of our assets, or merge with or into any other corporation, association, partnership, company or business trust, each of which we refer to herein as an entity, provided that we satisfy all of the following conditions:

•	either

•	we must be the continuing entity, or

•

the surviving entity must be an entity duly organized and validly existing under U.S. laws, any state or the District of Columbia, and the surviving entity must assume, by a supplemental indenture in a form reasonably satisfactory to the trustee, all obligations under the applicable debt securities and the related indenture;

•	immediately after giving effect to such transactions, no default or event of default under the debt securities shall have occurred and be continuing; and

•

we or the surviving entity has delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers’ certificate and an opinion of counsel, each to the effect that each consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture relating to such transaction comply with the provisions of the applicable indenture and that all conditions precedent provided for in the indenture relating to the transaction have been met.

Subordination

Generally. Unless we say otherwise in a prospectus supplement, the payment of principal, premium, if any, and interest on subordinated debt securities will be subordinated, or junior, to the prior payment in full of all or any of our present and future “senior debt.” This means that we must pay all present and future senior debt before we pay amounts due to holders of subordinated debt securities if we liquidate, dissolve, reorganize or go through a similar process. After making these payments, we may not have sufficient assets remaining to pay the amounts due to holders of subordinated debt securities or equity securities.

Unless we say otherwise in a prospectus supplement, senior debt will be defined as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of any subordinated indenture or thereafter incurred, created or assumed:

•	indebtedness for money borrowed or represented by purchase-money obligations;

•	indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

•	our obligations as lessee under leases of property whether made as part of any sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

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indebtedness, obligations and liabilities of others in respect of which we are liable, contingently or otherwise, for payment or advances of money or property, or as guarantor, endorser or otherwise, or which we have agreed to purchase or otherwise acquire; and

•	any binding commitment to fund any real estate investment or to fund any investment in any entity making a real estate investment, in each case other than

•

any such indebtedness, obligation or liability of a type described or referred to in the bullets above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks pari passu with the subordinated debt securities;

•

any such indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated to our indebtedness; and

•	the subordinated debt securities.

Unless we say otherwise in a prospectus supplement, there will be no restrictions in any subordinated indenture upon the creation of additional senior debt.

Payment Blockage for Payment Defaults. Unless we say otherwise in a prospectus supplement, if we have defaulted in the payment of any senior debt, we may not:

•	pay any principal, premium, if any, or interest on subordinated debt securities; or

•	purchase, redeem, defease, or otherwise acquire any subordinated debt securities.

This prohibition will not affect any payment we have already made to defease debt securities, as described under “— Defeasance or Covenant Defeasance of Indentures,” below.

We must resume payment on our subordinated debt securities, and make any payments we have missed, when one of the following has occurred:

•	the senior debt has been discharged or paid in full;

•	the holders of senior debt have waived payment; or

•	the payment default has otherwise been cured or ceased to exist.

Payment Blockage for Non-Payment Defaults. Unless we say otherwise in a prospectus supplement, we will also be prohibited from paying any amounts or distributing any assets if:

•	we have defaulted on senior debt in a way that does not involve a failure to pay amounts but accelerates payment; and

•	we and the trustee for the subordinated debt securities have received written notice of this default.

Unless we say otherwise in a prospectus supplement, we will be required to suspend payments and distributions on our subordinated debt securities starting when we receive notice of the applicable default. We may resume payments on our subordinated debt securities, and make any payments we have missed, upon the earliest of:

•	the date that is 179 days after receipt of notice (unless we have previously been required to pay all amounts owing on the applicable senior debt);

•	the date the default and all other similar defaults as to which notice has been given shall have been cured, waived or shall have ceased to exist;

•	the date the applicable senior debt (and all other senior debt as to which notice has been given) shall have been discharged or paid in full; and

•	the date on which we or the trustee receives written notice from the representative of holders of senior debt or the holders of at least a majority of the senior debt terminating the blockage period.

Any number of notices of non-payment defaults may be given, but during any 365-day consecutive period only one blockage period may commence, and the period may not exceed 179 days. No non-payment default with respect to senior debt that existed or was continuing on the date a blockage period for our subordinated debt securities commenced may be made the basis of another blockage period for those securities whether or not within a period of 365 consecutive days, unless at least 90 consecutive days have elapsed since the default was cured or waived.

Default Provisions

Events of Default. Unless we say otherwise in a prospectus supplement, each of the following is an event of default as to any of our senior or subordinated debt securities:

1. A default in the payment of any interest or any additional amounts on any debt security of that series or of any coupon appertaining thereto when it becomes due and payable, if the default continues for a period of 30 days.

2. A default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity (upon acceleration, optional or mandatory redemption, required purchase or otherwise).

3. A default in the deposit of any sinking fund payment as required by the terms of any debt security of that series.

4. A default in the performance, or a breach, of any covenant or agreement by us under the applicable indenture (other than a default in the performance, or a breach of a covenant or agreement which is specifically dealt with in clause (1) through (8) hereof) if such default or breach continues for a period of 60 days after written notice has been given, by registered or certified mail:

(a) to us by the trustee; or

(b) to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series.

5. The occurrence of one or more defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by us (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including such leases but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether such indebtedness now exists or shall hereafter be created, if the default has resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or in the acceleration of such obligations, without such acceleration having been rescinded or annulled.

6. The entry by a court of competent jurisdiction under any applicable bankruptcy law that:

(a) is for relief against us or any of our significant subsidiaries in an involuntary case,

(b) appoints a receiver in respect of us or any of our significant subsidiaries or for all or substantially all of the property of any of us; or

(c) orders our liquidation or the liquidation of any of our significant subsidiaries, and the order or decree remains unstayed and in effect for 90 days.

7. We or any of our significant subsidiaries do any of the following:

(a) commence a voluntary case or proceeding under any applicable bankruptcy law;

(b) consent to the entry of a decree or order for relief in respect of us or any of our significant subsidiaries in an involuntary case or proceeding under any applicable bankruptcy law;

(c) consent to the appointment of a receiver in respect of us or any of our significant subsidiaries for all or substantially all of our or its property; or

(d) makes a general assignment for the benefit of our creditors or the creditors of any of our significant subsidiaries.

8. Any other event of default provided with respect to the debt securities of that series.

Waiver of Default. Unless we say otherwise in a prospectus supplement, holders of not less than a majority of the debt securities of a series may waive any past default except for:

•	a payment default; or

•	a default on any provision that requires the consent of all holders to modify.

Acceleration of Payment. Unless we say otherwise in a prospectus supplement, each indenture provides or will provide that if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series outstanding may declare all unpaid principal of, premium, if any, and accrued interest on, all the debt securities of the applicable series to be due and payable immediately by a notice given in writing to us (and to the trustee if given by the holders of the debt securities of the applicable series). The trustee may, then, at its discretion, proceed to protect and enforce the rights of the holders of the applicable debt securities by appropriate judicial proceeding.

Waiver of Acceleration. Unless we say otherwise in a prospectus supplement, each indenture provides or will provide that, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities, by written notice to us and the trustee, may rescind and annul such declaration if:

•	we have paid, or deposited with the trustee a sum sufficient to pay:

•	all overdue interest and any additional amounts payable on all outstanding debt securities of the applicable series and any related coupons,

•

the principal of and premium, if any, on any debt securities of the applicable series which have become due other than by such declaration of acceleration, plus interest thereon at the rate borne by the debt securities,

•	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the debt securities, and

•	all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default, other than the non-payment of principal of the debt securities which have become due solely by such declaration of acceleration, have been cured or waived.

Notices of Default. Unless we say otherwise in a prospectus supplement, we are required to deliver to the trustee, on or before a date not more than 120 days after the end of each fiscal year, a certificate of compliance with the indenture, and, in the event of any noncompliance, specifying such noncompliance, including whether or not any default has occurred. The trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of, and premium, if any, or interest on or any additional amounts with respect to any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if the trustee considers such withholding to be in the interest of the holders.

Limitation on Suits. Unless we say otherwise in a prospectus supplement, each indenture provides or will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder unless the trustee has failed to act for a period of 60 days after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series outstanding together with an offer of indemnity from such holders that is reasonably satisfactory to the trustee and the trustee has received no direction inconsistent with such written request during such 60-day period from the holders of a majority in aggregate principal amount of the debt securities of the applicable series outstanding. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on such debt securities at the respective due dates of the securities.

Obligations of Trustee. Unless we say otherwise in a prospectus supplement, the trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the debt securities unless they shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred thereby.

The Trust Indenture Act limits the trustee, should it become a creditor of ours or of any guarantor, from obtaining payment of claims in certain cases or realizing certain property received by it in respect of those claims, as security or otherwise. The trustee is permitted to engage in certain other transactions as long as, if it acquires any conflicting interest and an event of default occurs, it either cures the conflict or resigns as trustee.

For information regarding the acceleration of a portion of the principal amount of any original issue discount securities on the occurrence of an event of default, please read the prospectus supplement relating to the issuance of those securities.

Defeasance or Covenant Defeasance of Indenture

Unless we say otherwise in a prospectus supplement, we will be able to discharge our obligations under debt securities at any time by taking the actions described below. The discharge of all obligations using this process is known as “defeasance.” If we defease debt securities, all obligations under the series of debt securities that is defeased will be deemed to have been discharged, except for:

•

the rights of holders of outstanding debt securities to receive, solely from funds deposited for this purpose, payments in respect of the principal of, premium, if any, and interest on those debt securities when the payments are due;

•

the obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

We will also be able to free ourselves from certain covenants that are described in an indenture by taking the actions described below. The discharge of obligations using this process is known as “covenant defeasance.” If we defease covenants under debt securities, then certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under “— Events of Default” will no longer constitute an event of default with respect to the debt securities.

Unless we say otherwise in a prospectus supplement, in order to exercise either defeasance or covenant defeasance as to the outstanding debt securities of a series:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, an amount in (i) currency, currencies or currency units in which those debt securities are then specified as payable at maturity, (ii) government obligations (as defined in the applicable indenture) or (iii) any combination thereof, as will be sufficient, without consideration of reinvestment of principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of, premium, if any, and interest on the debt securities of the applicable series on the stated maturity of such principal or installment of principal or interest and any mandatory sinking fund payments;

•	in the case of defeasance, we will deliver to the trustee an opinion of counsel confirming that either:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

•	since the date of execution of the indenture, there has been a change in the applicable federal income tax law,

the effect of either being that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•

in the case of covenant defeasance, we will deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•

no default, event of default or event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing on the date of such deposit or insofar as clause 6 or 7 of “— Default Provisions — Events of Default” is concerned, at any time during the period ending on the 91st day after the date of deposit;

•

the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

we will deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for that relate to either the defeasance or the covenant defeasance, as the case may be, have been met; and

•

we will deliver to the trustee an opinion of counsel to the effect that either (i) as a result of the deposit pursuant to the first bullet in this paragraph and the election to defease, registration is not required under the Investment Company Act of 1940, as amended, with respect to the trust funds representing the deposit, or (ii) all necessary registrations under the Investment Company Act have been effected.

Modifications and Amendments

Unless we say otherwise in a prospectus supplement, we and the trustee may modify and amend either indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all series affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•

reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of ours to pay additional amounts under the indenture, except as contemplated in the indenture, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

•	adversely affect any right of repayment at the option of the holder of any series of outstanding debt security;

•	change the place of repayment where, or the currency, currency unit or composite currency in which, the principal or premium, if any, of any debt security or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of any such payment after the stated maturity of the debt security (or in the case of redemption, on or after the redemption date);

•

reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults, or reduce the requirements for quorum or voting as provided in the indenture; or

•

modify any of the provisions that relate to supplemental indentures and that require the consent of holders, that relate to the waiver of past defaults, that relate to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding debt securities required to take such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby.

Unless we say otherwise in a prospectus supplement, we and the trustee may modify and amend either indenture without the consent of the holders if the modification or amendment does only the following:

•	evidences the succession of another person to us and the assumption by any such successor of any covenants under the indenture and in the debt securities of any series;

•	adds to our covenants for the benefit of the holders of all or any series of debt securities or surrenders any of our rights or powers;

•	adds any additional event of default for the benefit of the holders of all or any series of debt securities;

•	secures the debt securities of any series;

•

adds or changes any provisions to the extent necessary to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities or bearer of securities of other authorized denominations, or to permit or facilitate the issuance of securities in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of any series of outstanding debt securities in any material respect;

•	changes or eliminates any provision affecting only debt securities not yet issued;

•	establishes the form or terms of debt securities of any series not yet issued;

•

evidences and provides for successor trustees or adds or changes any provisions of the indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

•

cures any ambiguity, corrects or supplements any provisions which may be defective or inconsistent with any other provision, or makes any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of debt securities of any series then outstanding in any material respect; or

•

supplements any provision of the indenture to such extent as shall be necessary to permit the facilitation of defeasance and discharge of any series of debt securities; provided, however, that any such action may not adversely affect the interest of holders of debt securities of any series then outstanding in any material respect.

The holders of a majority in aggregate principal amount of the debt securities of a series outstanding may waive compliance with certain restrictive covenants and provisions of either indenture with respect to that series.

Original Issue Discount

We may issue debt securities under either indenture for less than their stated principal amount. Such securities may be treated as “original issue discount securities,” and they may be subject to special tax consequences. In addition, some debt securities that are offered and sold at their stated principal amount may, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. We will describe the federal income tax consequences and other special consequences applicable to securities treated as original issue discount securities in the prospectus supplement relating to such securities. “Original issue discount security” generally means any debt security that:

•	does not provide for the payment of interest prior to maturity; or

•	is issued at a price lower than its face value and provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.

Notices

Unless we say otherwise in a prospectus supplement, we will send notices to holders of debt securities by mail to the holder’s address as it appears in the register.

Governing Law

Unless we say otherwise in a prospectus supplement, each indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

We are a Maryland REIT. Your rights as a shareholder are governed by the Code of Maryland, including Title 8 of the Corporations and Associations Article, or Maryland REIT Law, our declaration of trust, our bylaws and the articles supplementary with respect to our Series 1 and Series C preferred shares. The following summary of the material terms, rights and preferences of the shares of beneficial interest is not complete and is subject to and qualified in its entirety by reference to the laws of the State of Maryland, including Maryland REIT law, our declaration of trust, bylaws, the articles supplementary with respect to our Series 1 preferred shares, and the articles supplementary with respect to our Series C preferred shares.

Authorized Shares

Our declaration of trust allows us to issue up to 100,000,000 common shares of beneficial interest, par value $0.01 per share, and 15,000,000 preferred shares of beneficial interest, par value $0.01 per share. As of May 4, 2018, we had issued and outstanding 73,221,458 common shares, 399,896 preferred shares, which are designated as 5.417% Series 1 Cumulative Convertible Preferred Shares, which we refer to as the Series 1 preferred shares, and 6,000 preferred shares, which are designated as 5.000% Series C Cumulative Redeemable Preferred Shares, which we refer to as the Series C preferred shares.

Authority of the Board of Trustees Relating to Authorization and Classification of Shares. Our declaration of trust allows our Board of Trustees to take the following actions without approval by you or any shareholder:

•	classify or reclassify any authorized but unissued common shares or preferred shares into one or more classes or series of shares of beneficial interest;

•	amend the declaration of trust to change the total number of shares of beneficial interest authorized; and

•	amend the declaration of trust to change the authorized number of shares of any class or series of shares of beneficial interest.

If there are any laws or stock exchange rules which require us to obtain shareholder approval in order for us to take these actions, however, we will contact you and other shareholders to solicit that approval.

We believe that the power of the Board of Trustees to issue additional shares of beneficial interest will provide us with greater flexibility in structuring possible future financings and acquisitions and in meeting other future needs. Although the Board of Trustees does not currently intend to do so, it has the ability to issue a class or series of beneficial shares that could have the effect of delaying or preventing a change of our control that might involve a premium price for holders of our common shares or otherwise be favorable to them.

Common Shares

All common shares offered through this prospectus will be duly authorized, fully paid and nonassessable. As a shareholder, you will be entitled to receive distributions, or dividends, on the shares you own if the Board of Trustees authorizes a dividend to the holders of our common shares out of our legally available assets. Your right to receive those dividends may be affected, however, by the preferential rights of the Series 1 preferred shares and Series C preferred shares or any other class or series of shares of beneficial interest and the provisions of our declaration of trust regarding restrictions on the transfer of shares of beneficial interest. For example, you may not receive dividends if no funds are available for distribution after we pay dividends to holders of preferred shares. In the event of our liquidation, dissolution or winding up, holders of our common shares will be entitled to share pro rata in all of our assets remaining after payment or provision for all of our debts and other liabilities and preferential amounts owing in respect of our Series 1 preferred shares, Series C preferred shares and any other shares of beneficial interest having a priority over our common shares in the event of our liquidation, dissolution or winding up. As noted above under “—Authorized Shares,” our outstanding Series 1 preferred shares and Series C preferred shares rank senior to our common shares with respect to the payment of dividends and as to the distribution of assets in the event of our liquidation, dissolution or winding up.

Voting Rights. Each outstanding common share owned by a shareholder entitles that holder to one vote on all matters submitted to a vote of common shareholders, including the election of trustees. The right to vote is subject to the provisions of our declaration of trust regarding the restriction of the transfer of shares of beneficial interest, which we describe under “— Restrictions on Ownership and Transfer,” below. There is no cumulative voting in the election of trustees, which means that, under Maryland law and our bylaws, the holders of a plurality of all of the votes cast at a meeting of shareholders duly called and at which a quorum is present can elect a trustee. The holders of the remaining shares will not be able to elect any trustees.

As a holder of a common share, you will not have any right to:

•	convert your shares into any other security;

•	have any funds set aside for future payments;

•	require us to repurchase your shares; or

•	purchase any of our securities, if other securities are offered for sale, other than as a member of the general public.

Subject to the terms of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, each common share has the same dividend, distribution, liquidation and other rights as each other common share.

According to the terms of our declaration of trust and bylaws, and Maryland law, all matters submitted to the shareholders for approval, except for those matters listed below, are approved if a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present are voted in favor of approval. The following matters require approval other than by a majority of all votes cast:

•

the election of trustees (which requires a plurality of all the votes cast at a meeting of our shareholders at which a quorum is present), provided, however, that if any trustee does not receive a majority of all the votes cast where the number of nominees is the same as the number of trustees to be elected, such trustee shall tender his or her resignation within five business days after certification of the vote and such resignation shall be acted upon by our Board of Trustees within sixty days of such certification;

•

the removal of trustees (which requires the affirmative vote of the holders of two-thirds of the number of shares outstanding and entitled to vote on such a matter if the removal is approved or recommended by a vote of at least two-thirds of the Board of Trustees or the affirmative vote of the holders of not less than 80% of the number of shares then outstanding and entitled to vote on such matter if the removal is not approved or recommended by a vote of at least two-thirds of the Board of Trustees);

•

the amendment of our declaration of trust by shareholders (which requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter only if the amendment was not approved by a unanimous vote of the Board of Trustees, but requires the affirmative vote of only a majority of votes entitled to be cast on the matter if the amendment was approved by a unanimous vote of the Board of Trustees);

•

our termination, winding up of affairs and liquidation (which requires, after approval by a majority of the entire Board of Trustees, the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and

•

our merger or consolidation with another entity or sale of all or substantially all of our property (which requires the approval of the Board of Trustees and an affirmative vote of two-thirds of all the votes entitled to be cast on the matter).

Our declaration of trust permits the Board of Trustees to revoke our election to be taxed as a REIT under the Code or to determine that compliance with any restriction or limitations on ownership and transfers of shares set forth in the declaration of trust is no longer required in order for us to qualify as a REIT. Our declaration of trust also permits the Board of Trustees to amend the declaration of trust from time to time, without approval by you or the other shareholders, to:

•	qualify as a real estate investment trust under Maryland REIT law or the Code; or

•	to increase or decrease the authorized aggregate number of shares and number of authorized shares of any class or series.

In addition, any provision of our bylaws may be adopted, altered or repealed either by our Board of Trustees, subject to certain limitations contained in our bylaws, without any action by the shareholders or by the shareholders at any meeting of shareholders called for that purpose, by the affirmative vote of holders of not less than a majority of the shares then outstanding and entitled to vote.

Preemptive Rights. Under the declaration of trust, no holder of shares of beneficial interest has any preemptive rights to subscribe to any issuance of additional shares. The board of trustees, in classifying or reclassifying any unissued shares of beneficial interest, however, has the right to grant holders of shares preemptive rights to purchase or subscribe for additional shares of beneficial interest or other securities.

Stock Exchange Listing. The common shares are traded on the New York Stock Exchange under the trading symbol “FRT.”

Transfer Agent and Registrar. The transfer agent and registrar for the common shares is American Stock Transfer & Trust Company, LLC, New York, New York.

Series 1 Preferred Shares

In March 2007, we issued 399,896 Series 1 preferred shares and we filed articles supplementary to our declaration of trust setting forth the terms of the Series 1 preferred shares. Below is a brief description of the terms of the Series 1 preferred shares, which is subject to and qualified in its entirety by reference to the articles supplementary.

Rank. The Series 1 preferred shares rank pari pasu with the Series C preferred shares and senior to the common shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. Our declaration of trust provides that, unless full cumulative dividends on all outstanding Series 1 preferred shares and any other class or series of our shares of beneficial interest ranking, as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, on a parity with the Series 1 preferred shares, or Parity Shares, shall have been declared and paid or declared and set apart for payment for all past dividend periods, then no dividends, other than dividends paid solely in common shares, or options, warrants or rights to subscribe for or purchase common shares, or any other shares of beneficial interest which rank junior to the Series 1 preferred shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, or Junior Shares, shall be declared or paid or set apart for payment on the common shares nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common shares made for purposes of any employee incentive or benefit plan of ours) for any consideration by us, directly or indirectly (except by conversion into or exchange for shares of Junior Shares).

Dividends. Each Series 1 preferred share is entitled to receive, when, as and if authorized by our Board of Trustees out of funds legally available for that purpose, cumulative preferential dividends payable in cash at a rate of 5.417% of the liquidation price of $25, which is equivalent to $1.35425 per annum.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, the holders of Series 1 preferred shares shall be entitled to receive $25 per share, plus all accrued and unpaid dividends, before any distribution shall be made with respect to the common shares.

Voting Rights. The Series 1 preferred shares shall have no voting rights.

Conversion Rights. Subject to other applicable provisions within the articles supplementary for the Series 1 preferred shares, from the date of issuance, the Series 1 preferred shares shall be convertible, at the option of each holder, into a number of fully paid and nonassessable common shares determined by dividing (A) the product obtained by multiplying (i) the number of Series 1 preferred shares being converted by (ii) liquidation price; by (B) the option conversion price as in effect immediately prior to the close of business on the option conversion date.

Transfer Agent and Registrar. The transfer agent and registrar for the Series 1 preferred shares is American Stock Transfer & Trust Company, LLC, New York, New York.

Series C Preferred Shares

In September 2017, we issued 6,000 Series C preferred shares and we filed articles supplementary to our declaration of trust setting forth the terms of the Series C preferred shares. Below is a brief description of the terms of the Series C preferred shares, which is subject to and qualified in its entirety by reference to the articles supplementary.

Rank. The Series C preferred shares rank pari pasu with the Series 1 preferred shares and senior to the common shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. Our declaration of trust provides that, unless full cumulative dividends on all outstanding Series C preferred shares and any other class or series of our shares of beneficial interest ranking, as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, on parity with the Series C preferred shares, or Parity Shares, shall have been declared and paid or declared and set apart for payment for all past dividend periods, then no dividends, other than dividends paid solely in common shares, or options, warrants or rights to subscribe for or purchase common shares, or any other shares of beneficial interest which rank junior to the Series C preferred shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, or Junior Shares, shall be declared or paid or set apart for payment on the common shares nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common shares made for purposes of any employee incentive or benefit plan of ours) for any consideration by us, directly or indirectly (except by conversion into or exchange for shares of Junior Shares).

Dividends. Each Series C preferred share is entitled to receive, when, as and if authorized by our Board of Trustees out of funds legally available for that purpose, cumulative preferential dividends payable in cash at a rate of 5.000% of the liquidation price of $25,000, which is equivalent to $1,250 per annum.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, the holders of Series C preferred shares shall be entitled to receive $25,000 per share, plus all accrued and unpaid dividends, before any distribution shall be made with respect to the common shares.

Voting Rights. The Series C preferred shares generally have no voting rights. However, if and whenever dividends payable on the Series C preferred shares are in arrears for six or more dividend periods, whether or not declared or consecutive, holders of the depositary shares representing Series C preferred shares (voting together as a class with holders of any other classes or series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional trustees to serve on our board of trustees until we pay all accrued and unpaid dividends on the Series C preferred shares to which the holders thereof are entitled.

Conversion Rights. The Series C preferred shares have no conversion rights.

Redemption by the Trust. The Series C preferred shares may be redeemed for cash, in whole or from time to time in part, on any date on or after September 29, 2022 at the option of the Trust at a price per share equal to $25,000.00 plus accrued and unpaid dividends thereon, if any, to, but excluding, the redemption date.

Depositary Shares. Interests in the Series C preferred shares are represented by depositary shares, which we refer to as the Series C depositary shares. Each Series C depositary share represents a 1/1000th fractional interest in a Series C preferred share. The Series C preferred shares have been deposited with American Stock Transfer & Trust Company, LLC, as depositary, under a deposit agreement between us, the depositary and the holders from time to time of the depositary receipts issued by the depositary thereunder. The depositary receipts evidence the Series C depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary receipt representing a Series C depositary share will be entitled to all the rights and preferences of a fractional interest in a Series C preferred share (including dividends, voting, redemption and liquidation rights and preferences).

Stock Exchange Listing. The Series C depositary shares are traded on the New York Stock Exchange under the trading symbol “FRTPRC.”

Transfer Agent and Registrar. The transfer agent and registrar for the Series C preferred shares is American Stock Transfer & Trust Company, LLC, New York, New York.

Preferred Shares

In addition to the Series 1 preferred shares and Series C preferred shares, the terms of which are described above, we may issue one or more series of preferred shares. The following is a general description of the preferred shares that we may offer from time to time. The particular terms of the preferred shares being offered and the extent to which such general provisions may apply will be set forth in the applicable prospectus supplement.

General. Preferred shares may be offered and sold from time to time, in one or more series, as authorized by the Board of Trustees. The Board of Trustees is authorized by Maryland law and our declaration of trust to set for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption. The Board of Trustees has the power to set preferences, powers and rights, voting or other terms of preferred shares that are senior to, or better than, the rights of holders of common shares or other classes or series of preferred shares. The offer and sale of preferred shares could have the effect of delaying or preventing a change of our control that might involve a premium price for holders of our common shares or otherwise be favorable to them.

Terms. You should refer to the prospectus supplement relating to the offering of any preferred shares for specific terms, including the following terms:

•	the title of those preferred shares;

•	the number of preferred shares offered and the offering price of those preferred shares;

•	the dividend rate(s), period(s), amounts and/or payment date(s) or method(s) of calculation of any of those terms that apply to those preferred shares;

•	the date from which dividends on those preferred shares will accumulate, if applicable;

•	the terms and amount of a sinking fund, if any, for the purchase or redemption of those preferred shares;

•	the redemption rights, including conditions, time(s) and the redemption price(s), if applicable, of those preferred shares;

•	the voting rights, if any, of those preferred shares;

•	any listing of those preferred shares on any securities exchange;

•

the terms and conditions, if applicable, upon which those preferred shares will be convertible into common shares or any of our other securities, including the conversion price or rate (or manner of calculation thereof);

•	the relative ranking and preference of those preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•

any limitations on issuance of any series of preferred shares ranking senior to or on a parity with that series of preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	the procedures for any auction and remarketing, if any, for those preferred shares;

•	any other specific terms, preferences, rights, limitations or restrictions of those preferred shares;

•	a discussion of any additional federal income tax consequences applicable to those preferred shares; and

•

any limitations on direct or beneficial ownership and restrictions on transfer in addition to those described in “— Restrictions on Ownership and Transfer,” in each case as may be appropriate to preserve our status as a REIT.

The terms of any preferred shares we issue through this prospectus will be set forth in articles supplementary to our declaration of trust. We will file the articles supplementary as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail. You should read the applicable articles supplementary for a complete description of all of the terms.

Rank. Unless we say otherwise in a prospectus supplement, the preferred shares offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common shares, and to all other equity securities ranking junior to those preferred shares;

•	on a parity with all of our equity securities ranking on a parity with the preferred shares; and

•	junior to all of our equity securities ranking senior to the preferred shares.

For purposes of this description of our preferred shares, the term “equity securities” does not include convertible debt securities that we may offer from time to time.

Dividends. Subject to any preferential rights of any outstanding shares or series of shares and to the provisions of our declaration of trust regarding ownership of shares in excess of the ownership limitation described below under “— Restrictions on Ownership and Transfer,” our preferred shareholders are entitled to receive dividends, when and as authorized by our Board of Trustees, out of legally available funds.

Redemption. If we provide for a redemption right in a prospectus supplement, the preferred shares offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that supplement.

Liquidation Preference. As to any liquidation preference applicable to preferred shares offered through this prospectus, the applicable supplement shall provide that, upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of those preferred shares shall receive, before any distribution or payment shall be made to the holders of any other class or series of shares ranking junior to those preferred shares in our distribution of assets upon any liquidation, dissolution or winding up, and after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of any liquidation preference per share (set forth in the applicable supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (not including any accumulation in respect of unpaid distributions for prior distribution periods if those preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of those preferred shares will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of those outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with those preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of those preferred shares and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred shares entitled to receive those distributions prior to any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, then our remaining assets shall be distributed among the holders of those junior classes or series of equity shares, in each case according to their respective rights and preferences and their respective number of shares.

Voting Rights. Unless otherwise indicated in the applicable supplement, holders of preferred shares we issue in the future will not have any voting rights, except as may be required by applicable law or any applicable rules and regulations of the New York Stock Exchange.

Conversion Rights. The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the prospectus supplement relating to the offering of those preferred shares. These terms typically will include:

•	the number of common shares into which the preferred shares are convertible;

•	the conversion price or rate (or manner of calculation thereof);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of that series of preferred shares.

Transfer Agent and Registrar. We will identify the transfer agent and registrar for any additional series of preferred shares issued through this prospectus in a prospectus supplement.

Depositary Shares

General. We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares. We will deposit the preferred shares of any series represented by depositary shares with a depositary under a deposit agreement. We will identify the depositary in a prospectus supplement. Subject to the terms of the deposit agreement, if you own a depositary share, you will be entitled, in proportion to the fraction of the preferred share represented by your depositary share, to all of the rights and preferences to which you would be entitled if you owned the preferred share represented by your depositary share directly (including dividend, voting, redemption, conversion, subscription and liquidation rights). As of May 4, 2018, we had 6,000,000 depositary shares issued and outstanding, each representing a 1/1000th fractional interest in a Series C preferred share. See “—Series C Preferred Shares.”

The depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of our preferred shares to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

Dividends and Other Provisions. If you are a “record holder” (as defined below) of depositary receipts and we pay a cash dividend or other cash distribution with respect to the preferred share represented by your depositary share, the depositary will distribute all cash dividends or other cash distributions it receives in respect of the preferred shares represented by your depositary receipts in proportion to the number of depositary shares you owned on the record date for that dividend or distribution.

If we make a distribution in a form other than cash, the depositary will distribute the property it receives to you and all other record holders of depositary receipts in an equitable manner, unless the depositary determines that it is not feasible to do so. If the depositary decides it cannot feasibly distribute the property, it may sell the property and distribute the net proceeds from the sale to you and the other record holders. The amount the depositary distributes in any of the foregoing cases may be reduced by any amounts that we or the depositary is required to withhold on account of taxes.

A “record holder” is a person who holds depositary receipts on the record date for any dividend, distribution or other action. The record date for depositary shares will be the same as the record date for the preferred shares represented by those depositary receipts.

Withdrawal of Preferred Shares. If you surrender your depositary receipts, the depositary will be required to deliver certificates to you evidencing the number of preferred shares represented by those receipts (but only in whole shares). If you deliver depositary receipts representing a number of depositary shares that is greater than the number of whole shares to be withdrawn, the depositary will deliver to you, at the same time, a new depositary receipt evidencing the fractional shares.

Redemption of Depositary Shares. If we redeem a series of preferred shares represented by depositary receipts, the depositary will redeem depositary shares from the proceeds it receives after redemption of the preferred shares. The redemption price per depositary share will equal the applicable fraction of the redemption price per share payable with respect to that series of preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary will select shares to be redeemed by lot, pro rata or by any other equitable method it may determine. After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. All rights of the holders of those depositary shares will cease, except the right to receive the redemption price that the holders of the depositary shares were entitled to receive upon redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Shares. When the depositary receives notice of any meeting at which the holders of preferred shares are entitled to vote, the depositary will mail information contained in the notice to you as a record holder of the depositary shares relating to the preferred shares. As a record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred shares), you will be entitled to instruct the depositary as to how you would like your votes to be exercised. The depositary will endeavor, insofar as practicable, to vote the number of preferred shares represented by your depositary shares in accordance with your instructions. We will agree to take all reasonable action that the depositary may deem necessary to enable the depositary to do this. If you do not send specific instructions the depositary will not vote the preferred shares represented by your depositary shares.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, you will be entitled, as a record holder of depositary shares, to the fraction of the liquidation preference accorded each applicable preferred share, as has been set forth in a prospectus supplement.

Conversion of Preferred Shares. Our depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in a prospectus supplement, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common or preferred shares, as the case may be. We will agree that, upon receipt of this type of instructions and any amounts payable, we will convert the depositary shares using the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in issuance of a fractional share, we will pay an amount of cash equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement. We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters your rights as a holder of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if:

•	we redeem all outstanding depositary shares;

•

we make a final distribution in respect of the preferred shares to which the depositary shares and agreement relate, including in connection with any liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary shares; or

•	each preferred share to which the depositary shares and agreement relate shall have been converted into shares of beneficial interest not represented by depositary shares.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering a notice to us of its election to do so. Additionally, we may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary and the successor accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares and issuance of depositary receipts, all withdrawals of preferred shares by owners of the depositary shares and any redemption of the preferred shares. You will pay other transfer and other taxes, governmental charges and other charges expressly provided for in the deposit agreement.

Miscellaneous. The depositary will forward to you all reports and communications from us that we are required, or otherwise determine, to furnish to the holders of the preferred shares. The holders of depositary receipts shall have the right to inspect the transfer books of the depositary and the list of holders of depositary receipts as provided in the applicable deposit agreement or as required by law.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Restrictions on Ownership and Transfer

Restrictions on ownership and transfer of shares are important to ensure that we meet certain conditions under the Code to qualify as a REIT. For example, the Code contains the following requirements.

•

No more than 50% in value of a REIT’s shares may be owned, actually or constructively (based on attribution rules in the Code), by five or fewer individuals during the last half of a taxable year or a proportionate part of a shorter taxable year, which we refer to as the 5/50 Rule. Under the Code, individuals include certain tax-exempt entities except that qualified domestic pension funds are not generally treated as individuals.

•

If a REIT, or an owner of 10% or more of a REIT, is treated as owning 10% or more of a tenant of the REIT’s property, the rent received by the REIT from the tenant will not be “qualifying income” for purposes of the REIT gross income tests of the Code.

•	A REIT’s stock or beneficial interests must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

In order to maintain our qualification as a REIT, our declaration of trust, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares or more than 9.8% in value of our outstanding capital stock. In this prospectus, the term “ownership limitation” is used to describe this provision of our declaration of trust.

Any transfer of shares will be null and void, and the intended transferee will acquire no rights in such shares if the transfer:

•	results in any person owning, directly or indirectly, shares in excess of the ownership limitation;

•	results in the shares being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	results in our being “closely held” (within the meaning of Section 856(h) of the Code);

•	causes us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our real property (within the meaning of Section 856(d)(2)(B) of the Code); or

•	otherwise results in our failure to qualify as a REIT.

Automatic Transfer of Shares to Trust. With certain exceptions described below, if any purported transfer of shares would violate any of the restrictions described in the immediately preceding paragraph, then the transfer will be null and void, and those shares will be designated as “shares-in-trust” and transferred automatically to a charitable trust. The transfer to the trust is effective as of the end of the business day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust must deliver those shares to us for registration in the name of the trust. We will designate a trustee who is not affiliated with us. The beneficiary of the trust will be one or more charitable organizations named by us.

Any shares-in-trust remain issued and outstanding shares and are entitled to the same rights and privileges as all other shares of the same class or series. The trust receives all dividends and distributions on the shares-in-trust and holds such dividends and distributions in trust for the benefit of the beneficiary. The trustee votes all shares-in-trust. The trustee shall also designate a permitted transferee of the shares-in-trust. The permitted transferee must purchase the shares-in-trust for valuable consideration and acquire the shares-in-trust without resulting in the transfer being null and void.

The record holder with respect to shares-in-trust must pay the trust any dividends or distributions received by such record holder that are attributable to any shares-in-trust if the record date for those shares-in-trust was on or after the date that such shares became shares-in-trust. Upon sale or other disposition of the shares-in-trust to a permitted transferee, the record holder generally will receive from the trustee, the lesser of:

•	the price per share, if any, paid by the record holder for the shares; or

•	if no amount was paid for such shares (e.g., if such shares were received through a gift or devise),

•	the price per share equal to the market price (which is calculated as defined in our declaration of trust) on the date the shares were received, or

•	the price per share received by the trustee from the sale of such shares-in-trust.

Any amounts received by the trustee in excess of the amounts paid to the record owner will be distributed to the beneficiary. Unless sooner sold to a permitted transferee, upon our liquidation, dissolution or winding up, the record owner generally will receive from the trustee its share of the liquidation proceeds but in no case more than the price per share paid by the record owner or, in the case of a gift or devise, the market price per share on the date such shares were received by the trust.

The shares-in-trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that created the shares-in-trust (or, in the case of a gift or devise, the market price per share on the date of such transfer) or the market price per share on the date that we, or our designee, accepts such offer. We may accept such offer until the trustee has sold the shares-in-trust as provided above.

Any person who acquires or attempts to acquire shares which would be null and void under the restrictions described above, or any person who owned common shares or preferred shares that were transferred to a trust, must both give us immediate written notice of such event and provide us such other information as requested in order to determine the effect, if any, of such transfer on our status as a REIT.

If a shareholder owns more than 5% of the outstanding common shares or preferred shares, then the shareholder must notify us of its share ownership by January 30 of each year.

The ownership limitation generally does not apply to the acquisition of shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees may exempt a person from the ownership limitation under certain circumstances and conditions. The restrictions on ownership and transfer described in this section of this prospectus will continue to apply until the Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

The Board of Trustees has agreed to exempt from the ownership limitation BlackRock, Inc., or BlackRock, for itself, its subsidiaries and on behalf of investment funds and accounts for whom BlackRock acts as manager or investment advisor with respect to ownership of our equity shares. The Board of Trustees approved an exemption for BlackRock which permits BlackRock and its subsidiaries and investment funds and accounts combined, to the extent they comprise a group under SEC rules, to own up to 15.0% of our outstanding equity or common shares. BlackRock and each of its subsidiaries and investment funds and accounts will remain individually subject to the ownership limitation. The exemption will terminate upon at least 30 days notice given by us.

The Board of Trustees has also agreed to exempt from the ownership limitation Cohen & Steers Capital Management, Inc., or Cohen & Steers, for itself, its affiliates and on behalf of the mutual funds and institutional investor client accounts it advises with respect to ownership of our common shares. The Board of Trustees approved an exemption for Cohen & Steers which permits Cohen & Steers and its affiliates and mutual funds and investor client accounts, combined, to own up to 15.0% of our outstanding common shares. The exemption will expire upon prior notice given by us to Cohen & Steers in the event its mutual funds and investor client accounts no longer own at least 7.0% of our common shares for 180 days in any calendar year.

The ownership limitation could have the effect of delaying, deferring or preventing a transaction or a change in our control that might involve a premium price for the common shares or preferred shares or otherwise be in the best interest of our shareholders. All certificates representing shares will bear a legend referring to the restrictions described above.

Warrants

Warrants. We may issue warrants for the purchase of common or preferred shares. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us or the holder or beneficial owner, or we could issue warrants pursuant to a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such warrants.

The following are some of the warrant terms that could be described in a prospectus supplement:

•	the title of the warrant;

•	the aggregate number of warrants;

•	the price or prices at which the warrant will be issued;

•	the designation, number and terms of the preferred shares or common shares that may be purchased on exercise of the warrant;

•	the date, if any, on and after which the warrant and the related securities will be separately transferable;

•	the price at which each security purchasable on exercise of the warrant may be purchased;

•	the dates on which the right to purchase the securities purchasable on exercise of the warrant will begin and end;

•	the minimum or maximum number of securities that may be purchased at any one time;

•	any anti-dilution protection;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other warrant terms, including terms relating to transferability, exchange or exercise of the warrant.

Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws

The following summary of certain provisions of the Maryland General Corporation Law and our declaration of trust and bylaws is not complete. You should read the Maryland General Corporation Law and our declaration of trust and bylaws for more complete information.

The following provisions, together with the ability of the Board of Trustees to increase the number of authorized shares, in the aggregate or by class, and to issue preferred shares without further shareholder action, the transfer restrictions described under “— Restrictions on Ownership and Transfer” and the supermajority voting rights described under “— Common Shares — Voting Rights,” may delay or frustrate the removal of incumbent trustees or the completion of transactions that would be beneficial, in the short term, to our shareholders. The provisions may also discourage or make more difficult a merger, tender offer, other business combination or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events would offer our shareholders a premium price on their securities or otherwise be favorable to the interests of our shareholders.

Business Combinations. Applicable Maryland law, as set forth in the Maryland General Corporation Law, limits our ability to enter into “business combinations” and other corporate transactions, including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities when the combination is between us and an “interested shareholder” (as defined below) or an affiliate of an “interested shareholder.” An interested shareholder is:

•	any person who beneficially owns 10% or more of the voting power of our outstanding voting shares; or

•

any of our affiliates that beneficially owned, directly or indirectly, 10% or more of the voting power of our outstanding voting shares at any time within two years immediately prior to the applicable date in question.

We may not engage in a business combination with an interested shareholder or any of its affiliates for five years after the interested shareholder becomes an interested shareholder. This prohibition does not apply to business combinations involving us that are exempted by the Board of Trustees before the interested shareholder becomes an interested shareholder.

We may engage in business combinations with an interested shareholder if at least five years have passed since the person became an interested shareholder, but only if the transaction is:

•	recommended by our Board of Trustees; and

•	approved by at least,

•	80% of our outstanding shares entitled to vote; and

•	two-thirds of our outstanding shares entitled to vote that are not held by the interested shareholder or any of its affiliates.

Shareholder approval will not be required if our common shareholders receive a minimum price (as defined in the statute) for their shares and our shareholders receive cash or the same form of consideration as the interested shareholder paid for its shares.

Control Share Acquisitions. Our bylaws exempt acquisitions of our shares of beneficial interest by any person from “control share acquisition” requirements discussed below. With the approval of our Board of Trustees, and of shareholders holding at least a majority of shares outstanding and entitled to vote on the matter, however, we could modify or eliminate the exemption in the future. If the exemption were eliminated, “control share acquisitions” would be subject to the following provisions.

The Maryland General Corporation Law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless two-thirds of the shareholders (excluding shares owned by the acquirer and by the officers and trustees who are employees of the Maryland REIT) approve their voting rights.

“Control Shares” are shares that, if added to all other shares previously acquired, would entitle that person to exercise voting power, in electing trustees, within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote with shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If this provision becomes applicable to us, a person who has made or proposes to make a control share acquisition could, under certain circumstances, compel our Board of Trustees to call a special meeting of shareholders to consider the voting rights of the control shares. We could also present the question at any shareholders’ meeting on our own.

If this provision becomes applicable to us, subject to certain conditions and limitations, we would be able to redeem any or all control shares. If voting rights for control shares were approved at a shareholders’ meeting and the acquirer were entitled to vote a majority of the shares entitled to vote, all other shareholders could exercise appraisal rights and exchange their shares for a fair value as defined by statute.

Duties of Trustees. Under Maryland law, there is a presumption that the act of a trustee satisfies the required standard of care. An act of a trustee relating to or affecting an acquisition or a potential acquisition of control is not subject under Maryland law to a higher duty or greater scrutiny than is applied to any other act of a trustee.

Number of Trustees. The number of trustees may be increased or decreased pursuant to the bylaws, provided that the total number of trustees may not be less than five or more than 10. Under Maryland law and our declaration of trust, trustees are elected for one-year terms.

Removal of Trustees. Under the declaration of trust, and subject to the rights of any holders of preferred shares, our trustees may remove a trustee with cause, as defined in our declaration of trust, by the vote of all the other trustees or the shareholders may remove a trustee, with or without cause, at any meeting of shareholders called for that purpose, either by:

•

the affirmative vote of the holders of two-thirds of the number of shares outstanding and entitled to vote on that matter if the removal is approved or recommended by a vote of at least two-thirds of the Board of Trustees; or

•

the affirmative vote of the holders of not less than 80% of the number of shares then outstanding and entitled to vote on that matter if the removal is not approved or recommended by a vote of at least two-thirds of the Board of Trustees.

Vacancies on the Board of Trustees. The bylaws provide that, subject to the rights of any holders of preferred shares, any vacancy on the Board of Trustees, including a vacancy created by an increase in the number of trustees, may be filled by vote of a majority of the remaining trustees, or, if the trustees fail to act, at a meeting called for that purpose by the vote of a majority of the shares entitled to vote on the matter. Each trustee so elected shall serve for the unexpired term of the trustee he is replacing.

Meetings of Shareholders. Our bylaws provide for an annual meeting of shareholders, to be held in May after delivery of the annual report to shareholders, to elect individuals to the Board of Trustees and transact such other business as may properly be brought before the meeting. Special meetings of shareholders may be called by our Chairman of the Board of Trustees, Chief Executive Officer, President or by one-third of the Board of Trustees, and shall be called at the request in writing of the holders of 25% of all votes entitled to be cast at the meeting.

Our declaration of trust provides that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, if a majority of shares entitled to vote on the matter (or such larger proportion as shall be required to take the action) consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.

Advance Notice for Shareholder Nominations and Shareholder New Business Proposals. Our bylaws require advance written notice for shareholders to nominate a trustee or bring other business before a meeting of shareholders. For an annual meeting, to nominate a trustee or bring other business before a meeting of shareholders, a shareholder must deliver notice to our Secretary not later than the close of business on the 120thday prior to the first anniversary of the date of the proxy statement relating to the preceding year’s annual meeting. If the date of the annual meeting is changed by more than 30 days from the date of the preceding year’s meeting or if we did not hold an annual meeting the preceding year, notice must be delivered within a reasonable time before we begin to print and mail our proxy materials.

For a special meeting, to nominate a trustee, a shareholder must deliver notice to our Secretary not earlier that the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the date on which public announcement is first made of the special meeting. Nominations for elections to the Board of Trustees may be made at a special meeting by shareholders of record both at the time of giving of notice of the special meeting and at the time of the special meeting and who are entitled to vote at the special meeting and who complied with the notice procedures in our bylaws only (a) pursuant to the notice of special meeting, (b) by or at the direction of the Board of Trustees or (c) if the Board of Trustees has determined that trustees shall be elected at the special meeting.

The postponement or adjournment of an annual or special meeting to a later date or time shall not commence any new time periods for the giving of notice as described above. Our bylaws contain detailed requirements for the contents of shareholder notices of trustee nominations and new business proposals.

Shareholder Liability and Indemnification. Under Maryland law, you will not be personally liable for any obligation of ours solely because you are a shareholder. Under our declaration of trust, our shareholders are not liable for our debts or obligations by reason of being a shareholder and will not be subject to any personal liability, in tort, contract or otherwise, to any person in connection with our property or affairs by reason of being a shareholder. Under our bylaws, our shareholders shall have similar indemnification and expense advancement rights as our trustees and officers.

In some jurisdictions other than Maryland, however, with respect to tort claims, contractual claims where shareholder liability is not negated by the express terms of the contract, claims for taxes and certain statutory liabilities, our shareholders may be personally liable to the extent that those claims are not satisfied by us. In addition, common law theories of “piercing the corporate veil” may be used to impose liability on shareholders in certain instances.

Limitation of Liability of Trustees and Officers. Our declaration of trust, to the maximum extent permitted under Maryland law in effect from time to time with respect to liability of trustees and officers of a REIT, provides that no trustee or officer of ours shall be liable to us or to any shareholder for money damages. The Maryland General Corporation Law provides that we may restrict or limit the liability of trustees or officers for money damages except to the extent:

•	it is proved that the trustee or officer actually received an improper benefit or profit in money, property or services; or

•

a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was material to the cause of action adjudicated and was the result of active and deliberate dishonesty.

Our declaration of trust provides that neither amendment nor repeal or any provision of our declaration of trust, nor adoption of any other provision, shall apply to or affect in any respect the applicability of such limitation of liability with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Indemnification of Directors and Officers. Our declaration of trust permits us to indemnify and advance expenses to, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee or officer of ours or to any individual who, while a trustee of ours, serves or has served as a director, officer, partner, trustee, employee or agent of another REIT, corporation partnership, joint venture, trust, employee benefit plan or any other enterprise, in connection with any claim or liability to which such person may become subject or which such person may incur by reason of such status.

Our bylaws require us to indemnify: (a) any trustee, officer or former trustee or officer, including any individual who, while a trustee or officer at our express request, serves or served for another REIT, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, manager, member, partner or trustee of such entity, who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of service in such capacity, against reasonable expenses incurred by him or her in connection with the proceeding; and (b) any trustee or officer or any former trustee or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that: (i) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberative dishonesty; (ii) he or she actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful. In addition, our bylaws require us, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse expenses incurred by a trustee, officer or former trustee or officer made a party to a proceeding by reason of such status, provided that we have received from any such trustee or officer an affirmation and written undertaking as required by our bylaws. Our bylaws provide that neither amendment nor repeal or any provision of our bylaws, nor adoption of any other provision, shall apply to or affect in any respect the applicability of such indemnification and expense advancement rights with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following section summarizes the material federal income tax issues that you may consider relevant relating to our taxation as a REIT under the Code, and the acquisition, ownership, and disposition of our common, preferred, and depositary shares. If we offer one or more additional series of common shares or preferred shares, debt securities, depositary shares, or warrants to purchase debt or equity securities, the prospectus supplement would include information about additional material U.S. federal income tax considerations to holders of any of the offered securities.

Because this section is a summary, it does not address all of the tax issues that may be important to you. For example, the discussion of the tax treatment of our shareholders addresses only common or preferred shares held as capital assets (generally property held for investment) within the meaning of Section 1221 of the Code. This discussion is based on current law and does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a prospective shareholder in light of its particular circumstances. In addition, this section does not address the tax issues that may be important to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as financial institutions, brokers, dealers in securities and commodities, insurance companies, former U.S. citizens or long-term residents, regulated investment companies, real estate investment trusts, tax-exempt organizations (except to the extent discussed in “— Taxation of Tax-Exempt U.S. Shareholders” below), controlled foreign corporations, passive foreign investment companies, persons that acquire shares in connection with employment or other performance of personal services, persons subject to the alternative minimum tax, persons that are, or that hold their shares through, partnerships or other pass-through entities, persons whose functional currency is not the U.S. dollar, persons that hold shares as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, persons that purchase or sell shares as part of a wash sale for tax purposes, or non-U.S. individuals and foreign corporations (except to the extent discussed in “— Taxation of Non-U.S. Shareholders” below). In addition, this discussion is general in nature and is not exhaustive of all possible tax considerations, nor does it address any aspect of state, local or foreign taxation or any U.S. federal tax other than the income tax and, only to the extent specifically provided herein, certain excise taxes potentially applicable to REITs.

This summary is based upon the Code, the regulations of the U.S. Department of Treasury (“Treasury”) promulgated thereunder and judicial and administrative rulings now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect.

If a partnership, including an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of our shares, the treatment of the partnership, and partners in the partnership, will generally depend on the status of the partner and the activities of the partnership. Partnerships holding shares, and partners in such partnerships, should consult their tax advisors with regard to the U.S. federal income tax treatment of an investment in our shares.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON OR PREFERRED SHARES, OUR ELECTION TO BE TAXED AS A REIT AND THE EFFECT OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

The statements in this section are based on the current federal income tax laws governing our qualification as a REIT. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We elected to be taxed as a REIT under the federal income tax laws when we filed our 1962 federal income tax return. We have been organized and have operated in a manner intended to qualify as a REIT and we intend to continue to operate in that manner. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

In the opinion of our tax counsel, Pillsbury Winthrop Shaw Pittman LLP, (i) we qualified as a REIT under Sections 856 through 860 of the Code with respect to each of our taxable years ended through December 31, 2017; and (ii) we are organized in conformity with the requirements for qualification as a REIT under the Code and our current method of operation and ownership will enable us to meet the requirements for qualification and taxation as a REIT for the current taxable year and for future taxable years, provided that we have operated and continue to operate in accordance with various assumptions and factual representations made by us concerning our diversity of share ownership, business, properties and operations. We may not, however, have met or continue to meet such requirements. You should be aware that opinions of counsel are not binding on the Internal Revenue Service (“IRS”) or any court. Our qualification as a REIT depends on our ability to meet, on a continuing basis, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within certain categories, the diversity of the ownership of our shares, and the percentage of our earnings that we distribute. We describe the REIT qualification tests in more detail below. Pillsbury Winthrop Shaw Pittman LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, our actual operating results may not satisfy the qualification tests. Pillsbury Winthrop Shaw Pittman LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax treatment of us and our shareholders if we fail to qualify as a REIT, see “— Requirements for REIT Qualification — Failure to Qualify.”

As a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders as a result of a deduction we receive for such distributions (the “dividends paid deduction”). The benefit of that tax treatment is that it avoids the “double taxation” (i.e., at both the corporate and shareholder levels) that generally results from owning shares in a subchapter C corporation. However, we will be subject to federal tax in the following circumstances:

•

we will pay federal income tax on taxable income (including net capital gain) that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned;

•

for our taxable years ending on or prior to December 31, 2017, we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our shareholders;

•

we will pay income tax at the highest corporate rate on (i) net income from the sale or other disposition of property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (ii) other non-qualifying income from foreclosure property;

•

we will pay a 100% tax on net income from certain sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business (“prohibited transactions”);

•	our subsidiaries that are C corporations, including our “taxable REIT subsidiaries,” generally will be required to pay federal corporate income tax on their earnings;

•	we will pay a 100% excise tax on transactions with a “taxable REIT subsidiary” that are not conducted on an arm’s-length basis;

•

if we fail to satisfy the 75% gross income test or the 95% gross income test (as described below under “—Requirements for REIT Qualification — Income Tests”), but nonetheless continue to qualify as a REIT because we meet certain other requirements, we will pay a 100% tax on (i) the gross income attributable to the greater of the amount by which we fail, respectively, the 75% or 95% gross income test, multiplied, in either case, by (ii) a fraction intended to reflect our profitability;

•

if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we may be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test;

•

if we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect, but we would also be required to pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements;

•

if we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a nondeductible 4% excise tax on the excess of such required distribution over (A) the amount we actually distributed, plus (B) retained amounts on which corporate-level tax was paid by us;

•

we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with the rules relating to the composition of a REIT’s shareholders;

•	we may elect to retain and pay income tax on our net long-term capital gain; or

•

if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a “carryover” basis in the asset (i.e., basis determined by reference to the C corporation’s basis in the asset (or another asset)) and no election is made for the transaction to be taxable on a current basis, then if we recognize gain on the sale or disposition of such asset during the 5-year period after we acquire such asset, we will pay tax at the highest regular corporate rate applicable on the lesser of (i) the amount of gain that we recognize at the time of the sale or disposition and (ii) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for REIT Qualification

To qualify as a REIT, we must meet the following requirements:

1.	we are managed by one or more trustees or directors;

2.	our beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	we would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

4.	we are neither a financial institution nor an insurance company subject to certain provisions of the Code;

5.	at least 100 persons are beneficial owners of our shares or ownership certificates;

6.

not more than 50% in value of our outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (the “5/50 Rule”);

7.

we elect to be a REIT (or have made such election for a previous taxable year) and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.	we use a calendar year for federal income tax purposes and comply with the record keeping requirements of the Code and the related regulations of the Treasury; and

9.	we meet certain other qualification tests, described below, regarding the nature of our income and assets and the amount of our distributions to shareholders.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated the 5/50 Rule, we will be deemed to have satisfied the 5/50 Rule for such taxable year. For purposes of determining share ownership under the 5/50 Rule, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under Code Section 401(a), and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

We believe we have issued sufficient shares with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our declaration of trust restricts the ownership and transfer of our shares so that we should continue to satisfy requirements 5 and 6. The provisions of our declaration of trust restricting the ownership and transfer of our shares are described in “Description of Shares of Beneficial Ownership–Restrictions on Ownership and Transfer.”

We currently have several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by the parent REIT, unless we and the subsidiary have jointly elected to have it treated as a “taxable REIT subsidiary,” in which case it is treated separately from us and will be subject to federal corporate income taxation. Thus, in applying the requirements described herein, any qualified REIT subsidiary of ours will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. We believe all of our direct corporate subsidiaries are qualified REIT subsidiaries, except for those that would qualify as taxable REIT subsidiaries or subsidiary REITs. Accordingly, our qualified REIT subsidiaries are not subject to federal corporate income taxation, though they may be subject to state and local taxation.

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single beneficial owner generally is not treated as an entity separate from its owner for federal income tax purposes. Similar to a qualified REIT subsidiary, all assets, liabilities, and items of income, deduction, and credit of such a disregarded entity are treated as assets, liabilities, and items of income, deduction, and credit of the owner. An unincorporated domestic entity, such as a partnership or a limited liability company, with two or more beneficial owners is generally treated as a partnership for federal income tax purposes. A REIT is treated as owning its proportionate share of the assets of any partnership (which includes any limited liability company treated as a partnership) in which it is a partner and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of income of any partnership (or limited liability company treated as a partnership) in which we have acquired or will acquire an interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements. Our proportionate share is generally determined, for these purposes, based on our percentage interest in partnership equity capital, subject to special rules relating to the 10% asset test described below. Under partnership audit changes enacted in 2015 and generally effective for audits in 2018 and later, a partnership (and not the partners) must pay any “imputed underpayments,” consisting of delinquent taxes, interest, and penalties deemed to arise out of an audit of the partnership, unless certain alternative methods are available and the partnership elects to utilize them. The IRS has proposed regulations providing details on some of these provisions, but the timing and content of final regulations remains uncertain. Accordingly, it is possible that in the future, we and/or any partnership in which we are a partner could be subject to, or otherwise bear the economic burden of, federal income tax, interest, and penalties resulting from a federal income tax audit.

Income Tests. We must satisfy two gross income tests annually to maintain our qualification as a REIT:

•

At least 75% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness, certain real estate liability hedges, and certain foreign currency hedges entered into, and certain recognized real estate foreign exchange gains) for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income (the “75% gross income test”). Qualifying income for purposes of the 75% gross income test includes “rents from real property,” interest on debt secured by mortgages on real property or on interests in real property, gain from the sale of real estate assets other than debt instruments of “publicly offered” REITs (REITs that are required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934) that qualify as real estate assets solely for that reason, and dividends or other distributions on and gain from the sale of shares in other REITs; and

•

At least 95% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness, certain real estate liability hedges, and certain foreign currency hedges entered into, and certain recognized passive foreign exchange gains) for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing (the “95% gross income test”).

The following paragraphs discuss the specific application of these tests to us.

Rental Income. Our primary source of income derives from leasing properties. There are various limitations on whether rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property” (which is qualifying income for purposes of the 75% and 95% gross income tests) under the REIT tax rules:

•

If the rent is based, in whole or in part, on the income or profits of any person although, generally, rent may be based on a fixed percentage or percentages of receipts or sales, the rent will not qualify as “rents from real property.” Our leases provide for either fixed rent, sometimes with scheduled escalations, or a fixed minimum rent and a percentage of gross receipts in excess of some threshold. We have not entered into any lease based in whole or part on the net income of any person and on an ongoing basis will use our best efforts to avoid entering into such arrangements unless, in either instance, we have determined or we determine in our discretion that such arrangements will not jeopardize our status as a REIT;

•

Except in certain limited circumstances involving taxable REIT subsidiaries, if we or someone who owns 10% or more of our shares owns 10% or more of a tenant from whom we receive rent, the tenant is deemed a “related party tenant,” and the rent paid by the related party tenant will not qualify as “rents from real property.” Our ownership and the ownership of a tenant is determined based on direct, indirect and constructive ownership. The constructive ownership rules generally provide that if 10% or more in value of our shares are owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. The applicable attribution rules, however, are highly complex and difficult to apply, and we may inadvertently enter into leases with tenants who, through application of such rules, will constitute “related party tenants.” In such event, rent paid by the related party tenant will not qualify as “rents from real property,” which may jeopardize our status as a REIT. We believe that we have not leased property to any related party tenant, except where we may rent to certain taxable REIT subsidiaries as described below, or where we have determined in our discretion that the rent received from such related party tenant is not material and will not jeopardize our status as a REIT. On an ongoing basis, we will use our best efforts not to rent any property to a related party tenant (taking into account the applicable constructive ownership rules), unless we determine in our discretion that the rent received from such related party tenant will not jeopardize our status as a REIT;

•

In the case of certain rent from a taxable REIT subsidiary which would, but for this exception, be considered rent from a related party tenant, the space leased to the taxable REIT subsidiary must be part of a property at least 90% of which is rented to persons other than taxable REIT subsidiaries and related party tenants, and the amounts of rent paid to us by the taxable REIT subsidiary must be substantially comparable to the rents paid by such other persons for comparable space. On an ongoing basis we use and will use our best efforts to ensure that all space leased to our taxable REIT subsidiaries meets these conditions, unless we determine in our discretion that the related party rent received from a taxable REIT subsidiary will not jeopardize our status as a REIT;

•

If the rent attributable to any personal property leased in connection with a lease of property is more than 15% of the total rent received under the lease, all of the rent attributable to the personal property will fail to qualify as “rents from real property.” If the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. In general, we have not leased a significant amount of personal property under our current leases. If any incidental personal property has been leased, we believe that rent under each lease from the personal property has been no more than 15% of total rent from that lease, and on an ongoing basis we will use our best efforts to avoid leasing personal property in connection with a future lease except where rent from the personal property is no more than 15% of total rent from that lease, unless, in either instance, we have determined or we determine in our discretion that the amount of disqualified rent attributable to the personal property will not jeopardize our status as a REIT;

•

In general, if we furnish or render services to our tenants, other than through a taxable REIT subsidiary or an “independent contractor” who is adequately compensated and from whom we do not derive revenue, the income received from the tenants may not be deemed “rents from real property.” In general, we may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered to be provided for the tenant’s convenience. In addition, we may render directly a de minimis amount of “non-customary” services to the tenants of a property without disqualifying the income as “rents from real property,” as long as our income from the services does not exceed 1% of our income from the related property. We believe that we have not provided services to leased properties that have caused rents to be disqualified as rents from real property, and on an ongoing basis in the future, we will use our best efforts to determine in our discretion that any services provided will not cause rents to be disqualified as rents from real property, unless, in either instance, we have determined or we determine in our discretion that the amount of disqualified rent resulting from such services will not jeopardize our status as a REIT.

Based on, and subject to, the foregoing, we believe that rent from our leases should generally qualify as “rents from real property” for purposes of the 75% and 95% gross income tests, except in amounts that should not jeopardize our status as a REIT. As described above, however, the IRS may assert successfully a contrary position and, therefore, prevent us from qualifying as a REIT.

Interest. For purposes of the gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. If a loan contains a provision that entitles us to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We may from time to time hold mortgage debt. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. Interest on, and gains from the sale or other disposition of, debt secured by a mortgage on both real and personal property is qualifying income for purposes of both the 95% and 75% gross income tests if the fair market value of the personal property securing the debt does not exceed 15% of the total fair market value of all property securing the debt. However, in the case of acquisition of an existing loan secured by both real property and other property that does not meet the requirements of the previous sentence, if the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan principal exceeds the value of the real estate that is security for the loan as of the date we agreed to acquire the loan.

Dividends. Our share of any dividends received from any corporation (including any taxable REIT subsidiary, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Tax on Income From Property Acquired in Foreclosure. We will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected to the production of such income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests.

“Foreclosure property” is any real property (including interests in real property) and any personal property incident to such real property:

•

that is acquired by a REIT at a foreclosure sale, or having otherwise become the owner or in possession of the property by agreement or process of law, after a default (or imminent default) on a lease of such property or on a debt owed to the REIT secured by the property;

•	for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where it takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Generally, property acquired as described above ceases to be foreclosure property on the earlier of:

•	the last day of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury);

•

the first day on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test;

•

the first day on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent); or

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the first day that is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income or through a taxable REIT subsidiary).

Tax on Prohibited Transactions. A REIT will incur a 100% tax on net income (taking into account foreign currency gains and losses) derived from any “prohibited transaction.” A “prohibited transaction” generally is a sale or other disposition of property (other than foreclosure property) that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. The prohibited transaction rules do not apply to property held by a taxable REIT subsidiary of a REIT. We believe that none of our assets (other than certain assets held through our taxable REIT subsidiaries) are held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset.

The Code provides a safe harbor that, if met by us, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, (i) we must have held the property for at least 2 years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for 2 years for the production of rental income), (ii) we must not have made aggregate expenditures includible in the basis of the property during the 2-year period preceding the date of sale that exceed 30% of the net selling price of the property, and (iii) during the taxable year the property is disposed of, we must not have made more than 7 property sales or, alternatively, the aggregate adjusted basis or fair market value of all of the properties sold by us during the taxable year must not exceed 10% of the aggregate adjusted basis or 10% of the fair market value, respectively, of all of our assets as of the beginning of the taxable year. With respect to clause (iii) above, if we rely on one of the alternative percentage tests rather than the 7-sale limitation, (A) we are permitted to sell properties with an aggregate adjusted basis (or fair market value) of up to 20% of the aggregate bases in (or fair market value of) our assets as long as the 10% standard is satisfied on average over the three-year period comprised of the taxable year at issue and the two immediately preceding taxable years, and (B) substantially all of the marketing and development expenditures with respect to the property must be made through a taxable REIT subsidiary or an independent contractor from whom we do not derive or receive any income. We believe we have complied with the terms of the safe harbor provision and we will attempt to comply with the terms of the safe harbor in the future, except where we determine in our discretion that a particular transaction will avoid prohibited transaction treatment regardless of the safe harbor. We may fail to comply with the safe-harbor provision and may sell or dispose of property that could be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Tax and Deduction Limits on Certain Transactions with Taxable REIT Subsidiaries. A REIT will incur a 100% tax on certain transactions between a REIT and a taxable REIT subsidiary to the extent the transactions are not on an arms-length basis. In addition, under certain circumstances the interest paid by a taxable REIT subsidiary to the REIT may not be deductible by the taxable REIT subsidiary. We believe that none of the transactions we have had with our taxable REIT subsidiaries will give rise to the 100% tax, but recent changes to the interest deduction rules may affect interest deductions of our taxable REIT subsidiaries under some circumstances.

Hedging Transactions. Except to the extent provided by Treasury regulations, any income we derive from a hedging transaction (which may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts) which (i) is clearly identified as such as specified in the Code and Treasury regulations, and (ii) hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets or is entered into primarily to manage the risk of foreign currency fluctuations with respect to qualifying income under the 75% or 95% gross income test, including gain from the sale or disposition of such a transaction and certain income from hedging transactions entered into to hedge existing hedging positions after any portion of the hedged indebtedness or property is disposed of, will not constitute gross income for purposes of either the 75% or 95% gross income test, and therefore will be exempt from these tests. Income from any hedging transaction not described above will likely be treated as nonqualifying for both the 75% and 95% gross income tests.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction. Recent legislative changes eliminate like-kind exchanges for most personal property.

Relief from Consequences of Failing to Meet Income Tests. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect, and we file a schedule of the sources of our income in accordance with regulations prescribed by the Treasury. We may not qualify for the relief provisions in all circumstances. In addition, as discussed above in “ — Taxation of the Company,” even if the relief provisions apply, we would incur a 100% tax on gross income to the extent we fail the 75% or 95% gross income test (whichever amount is greater), multiplied by a fraction intended to reflect our profitability.

Asset Tests. To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

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At least 75% of the value of our total assets must consist of cash or cash items (including certain receivables and money market funds), U.S. government securities, “real estate assets,” or qualifying temporary investments (the “75% asset test”).

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“Real estate assets” include interests in real property, interests in mortgages on real property and on interests in real property, stock in other REITs, and debt instruments of publicly offered REITs. Real estate assets also include personal property to the extent that rent attributable to such personal property qualifies as rents from real property because it does not exceed 15% of the total rent received under the lease. We believe that our properties qualify as real estate assets.

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“Interests in real property” include an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property).

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Qualifying temporary investments are investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity or long-term (at least five-year) debt offerings.

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For investments not included in the 75% asset test, (A) the value of our interest in any one issuer’s securities (which does not include our equity ownership in other REITs, any taxable REIT subsidiary or any qualified REIT subsidiary) may not exceed 5% of the value of our total assets (the “5% asset test”), (B) we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities (which does not include our equity ownership in other REITs, any taxable REIT subsidiary or any qualified REIT subsidiary) (the “10% asset test”), and (C) no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries (unless they would otherwise be treated as real estate assets) and our assets that are not qualifying assets for purposes of the 75% asset test. For purposes of the 10% asset test that relates to value, the following are not treated as securities: (i) loans to individuals and estates, (ii) securities issued by REITs, (iii) accrued obligations to pay rent; (iv) certain debt meeting the definition of “straight debt” if neither we nor a taxable REIT subsidiary that we control hold more than 1% of the issuer’s securities that do not qualify as “straight debt,” and (v) debt issued by a partnership if the partnership meets the 75% gross income test with respect to its own gross income. In addition, solely for purposes of the 10% asset test that relates to value, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code.

•	The value of our securities in one or more taxable REIT subsidiaries (unless they would otherwise be treated as real estate assets) may not exceed 20% of the value of our total assets.

•	The value of our holdings in debt instruments of publicly offered REITs (unless they would otherwise be treated as real estate assets) may not exceed 25% of the value of our total assets.

We intend to select future investments so as to comply with the asset tests.

As described above, we may from time to time hold mortgage debt. Mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. Further, a loan secured by a mortgage on both real and personal property qualifies as a real estate asset for purposes of the 75% asset test if the fair market value of the personal property securing the loan does not exceed 15% of the total fair market value of all property securing the loan. However, for a loan secured by both real property and other property that does not meet the requirements of the previous sentence, if the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan, then a portion of such loan likely will not be a qualifying real estate asset. Under Revenue Procedure 2014-51, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the greater of (a) the current fair market value of the real property securing the loan or (b) the fair market value of such real property on the date the REIT acquires the loan, or (ii) the current fair market value of the loan.

If we fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Relief from Consequences of Failing to Meet Asset Tests. If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions are available for failures of the 5% asset test and the 10% asset test if (i) the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and (ii) the failure is corrected or we otherwise return to compliance with the applicable asset test within 6 months following the quarter in which it was discovered. In addition, should we fail to satisfy any of the asset tests other than failures addressed in the previous sentence, we may nevertheless qualify as a REIT for such year if (i) the failure is due to reasonable cause and not due to willful neglect, (ii) we file a schedule with a description of each asset causing the failure in accordance with regulations prescribed by the Treasury, (iii) the failure is corrected or we otherwise return to compliance with the asset tests within 6 months following the quarter in which the failure was discovered, and (iv) we pay a tax consisting of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset tests. We may not qualify for the relief provisions in all circumstances.

Distribution Requirements. Each taxable year, we must distribute dividends (other than capital gain dividends and deemed distributions of retained capital gain) to our shareholders in an aggregate amount at least equal to (1) the sum of 90% of (A) our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (B) our net income (after tax), if any, from foreclosure property, minus (2) certain items of non-cash income.

We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if we (i) declare a dividend in one of the last three months of the calendar year to which the dividend relates which is payable to shareholders of record as determined in one of such months, and pay the distribution during January of the following taxable year, or (ii) declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

Further, with respect to our 2014 and prior taxable years, in order for distributions to have been counted as satisfying the annual distribution requirements for REITs and to provide us with a dividends paid deduction, our distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. For taxable years beginning after December 31, 2014, the preferential dividend rule does not apply to publicly offered REITs. We are a publicly offered REIT. Thus, so long as we continue to qualify as a publicly offered REIT, the preferential dividend rule does not apply to our 2015 and subsequent taxable years.

We will pay federal income tax at regular corporate rates on taxable income (including net capital gain) that we do not distribute to shareholders. Furthermore, we will incur a 4% nondeductible excise tax if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year, and (3) any undistributed taxable income from prior periods. The excise tax is on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Shareholders.” For purposes of the 4% excise tax, we will be treated as having distributed any such retained amount. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of partnership net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, issue additional preferred or common shares to raise the cash necessary to make required distributions or, if possible, pay taxable dividends of our shares or debt securities.

We may satisfy the 90% distribution requirement with taxable distributions of our shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. The IRS has also issued a revenue procedure applicable to publicly offered REITs that will treat distributions that, at the election of each shareholder, are paid partly in cash and partly in shares as dividends that satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes, provided certain conditions are satisfied. We have no current intention to make such an elective cash/shares distribution or a distribution of debt securities, but in the event of an elective cash/shares distribution we expect to structure it so as to comply with the revenue procedure.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements. We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis certain information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied, and intend to continue to comply, with such requirements.

Relief from Other Failures of the REIT Qualification Provisions. If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Failure to Qualify. If we fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders and we would not be required to distribute any amounts to shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Any such dividends should, however, be “qualified dividend income,” which is taxable at long-term capital gain rates for individual shareholders who satisfy certain holding period requirements. See “— Taxation of Taxable U.S. Shareholders — Current Tax Rates.” Furthermore, subject to certain limitations of the Code, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

As used herein, the term “taxable U.S. shareholder” means a taxable beneficial owner of our common or preferred shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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a trust if (A) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in effect to be treated as a U.S. person.

For U.S. federal income tax purposes, holders of depositary share receipts will be treated as if they held the equivalent fraction of the underlying preferred shares. Accordingly, the discussion below with respect to the consequences of holding our preferred shares applies equally to holders of depositary receipts.

Dividends and Other Taxable U.S. Shareholder Distributions. As long as we qualify as a REIT, a taxable U.S. shareholder must take into account distributions on our common or preferred shares out of our current or accumulated earnings and profits (and that we do not designate as capital gain dividends or retained long-term capital gain) as ordinary income. Such distributions will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to taxable U.S. shareholders generally will not qualify for the maximum 20% tax rate for “qualified dividend income.” However, for taxable years after 2017 and prior to 2026, generally non-corporate shareholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations.

In determining the extent to which a distribution constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares and then to distributions with respect to our common shares. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of each class or series of preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to the holders of such class or series of preferred shares for the year and the denominator of which will be the total dividends paid to the holders of all classes of our shares for the year. The remainder of the designated capital gain dividends will be allocable to holders of our common shares.

A taxable U.S. shareholder will recognize distributions that we designate as capital gain dividends as long-term capital gain (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the taxable U.S. shareholder has held its common or preferred shares. See “— Capital Gains and Losses” below. Subject to certain limitations, we will designate whether our capital gain dividends are taxable at the usual capital gains rate or at the higher rate applicable to depreciation recapture. A corporate taxable U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a taxable U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The taxable U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The taxable U.S. shareholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A taxable U.S. shareholder will not incur tax on a distribution to the extent it exceeds our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of the taxable U.S. shareholder’s common or preferred shares. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such common or preferred shares. To the extent a distribution exceeds both our current and accumulated earnings and profits and the taxable U.S. shareholder’s adjusted basis in its common or preferred shares, the taxable U.S. shareholder will recognize long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the taxable U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a taxable U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the taxable U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify taxable U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute return of capital, ordinary income or capital gain dividends.

Taxation of Taxable U.S. Shareholders on the Disposition of Our Shares. In general, a taxable U.S. shareholder must treat any gain or loss realized upon a taxable disposition of our common or preferred shares as long-term capital gain or loss if the taxable U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a taxable U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the taxable U.S. shareholder’s adjusted tax basis. A taxable U.S. shareholder’s adjusted tax basis generally will equal the taxable U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the taxable U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a taxable U.S. shareholder must treat any loss upon a sale or exchange of common or preferred shares held by such shareholder for six months or less (after applying certain holding period rules) as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such taxable U.S. shareholder treats as long-term capital gain.

Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate on ordinary income significantly exceeds the maximum tax rate on long-term capital gain applicable to non-corporate taxpayers. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property” (i.e., depreciable real property) is, to the extent that such gain would have been treated as ordinary income if the property were “Section 1245 property,” higher than the maximum long-term capital gain rate otherwise applicable. With respect to distributions that we designate as capital gain dividends and any retained capital gain that is deemed to be distributed, we may designate (subject to certain limits) whether such a distribution is taxable to our non-corporate shareholders at the lower or higher rate. A taxable U.S. shareholder required to include retained long-term capital gains in income will be deemed to have paid, in the taxable year of the inclusion, its proportionate share of the tax paid by us in respect of such undistributed net capital gains. Taxable U.S. shareholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such shareholders. Taxable U.S. shareholders will increase their basis in their shares by the difference between the amount of such includible gains and the tax deemed paid by the taxable U.S. shareholder in respect of such gains. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may generally deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Redemption of Preferred Shares for Cash. The treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of preferred shares can only be determined on the basis of particular facts as to each holder at the time of redemption. As stated above, in general a taxable U.S. shareholder of preferred shares will recognize capital gain or loss measured by the difference between the amount received upon the redemption and such holder’s adjusted tax basis in the preferred shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, (ii) is “substantially disproportionate’” with respect to the holder’s interest in our shares under Section 302(b)(2) of the Code (which will not be the case if only preferred shares are redeemed, since they generally do not have voting rights), or (iii) is “not essentially equivalent to a dividend” with respect to the holder of preferred shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the preferred shares owned by the taxable U.S. shareholder, but also such holder’s ownership of our common shares and any other options (including share purchase rights) to acquire any of the foregoing. The holder of preferred shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If a particular taxable U.S. shareholder of preferred shares owns (actually or constructively) none of our common shares or an insubstantial percentage of our outstanding common shares, then based upon current law, it is probable that the redemption of preferred shares from such a holder would be considered “not essentially equivalent to a dividend.” However, whether a dividend is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a taxable U.S. shareholder of preferred shares intending to rely on any of these tests at the time of redemption should consult the holder’s own tax advisor to determine their application to the holder’s particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the preferred shares will be treated as a distribution on the preferred shares. If the redemption is taxed as a dividend, the taxable U.S. shareholder’s adjusted tax basis in the preferred shares will be transferred to any other shares held by the holder. If the holder of preferred shares owns none of our other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Under proposed Treasury regulations, if any portion of the amount received by a taxable U.S. shareholder on a redemption of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares held by the taxable U.S. shareholder just before the redemption on a pro rata, share-by-share, basis. The amount applied to each share will first reduce the taxable U.S.

shareholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the holder has different basis in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the taxable U.S. shareholder could have gain even if the holder’s basis in all its shares exceeded such portion. The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the preferred shares to the taxable U.S. shareholder’s remaining, unredeemed preferred shares (if any), but not to any other class of shares held (directly or indirectly) by the taxable U.S. shareholder. Instead, any unrecovered basis in the preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized. We urge you to consult your tax advisor concerning the treatment of a cash redemption of our preferred shares.

Redemption or Conversion of Preferred Shares to Common Shares. Assuming that preferred shares will not be redeemed or converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized for U.S. federal income tax purposes upon the redemption or conversion of our preferred shares at the option of the holder solely into common shares. The basis that a taxable U.S. shareholder will have for U.S. federal income tax purposes in the common shares received will be equal to the adjusted basis the holder had in the preferred shares so redeemed or converted and, provided that the preferred shares were held as a capital asset, the holding period for the common shares received will include the holding period for the preferred shares redeemed or converted. A holder, however, will generally recognize gain or loss on the receipt of cash in lieu of a fractional common share in an amount equal to the difference between the amount of cash received and the holder’s adjusted basis in such fractional share.

If a redemption or conversion occurs when there is a dividend arrearage on the preferred shares and the fair market value of the common shares exceeds the issue price of the preferred shares, a portion of the common shares received might be treated as a dividend distribution taxable as ordinary income.

If, pursuant to the terms of a class of preferred shares, a taxable U.S. shareholder receives alternative consideration such as cash, securities or other property or assets (including any combination thereof) in lieu of common shares in connection with the conversion of the taxable U.S. shareholder’s preferred shares, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the right to receive such alternative consideration, and it may be a taxable exchange. Taxable U.S. shareholders converting their preferred shares should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

Adjustments to Conversion Price. Under Section 305 of the Code, holders of preferred shares may be deemed to have received a constructive distribution of shares that is taxable as a dividend where the conversion ratio is adjusted to reflect a cash or property distribution with respect to the common shares into which it is convertible. An adjustment to the conversion price made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders, however, will generally not be considered to result in a constructive distribution of shares. Certain of the possible adjustments that may be provided in issuances of our preferred shares may not qualify as being pursuant to a bona fide, reasonable adjustment formula. In such a case, if a nonqualifying adjustment were made, the holders of preferred shares might be deemed to have received a taxable stock dividend.

Passive Activity and Investment Income Limitations. Distributions from us and gain from the disposition of our common or preferred shares will not be treated as passive activity income and, therefore, taxable U.S. shareholders will not be able to apply any passive activity losses against such income. Dividends from us (to the extent they do not constitute a return of capital or capital gain dividends) and, on an elective basis, capital gain dividends and gain from the disposition of common or preferred shares generally will be treated as investment income for purposes of the investment income limitation.

Medicare Tax on Unearned Income. Certain taxable U.S. shareholders who are individuals, estates or trusts are subject to a 3.8% Medicare tax on all or a portion of their “net investment income,” which may include all or a portion of their dividends on our common or preferred shares and net gains from the taxable disposition of their shares. Taxable U.S. shareholders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to any of their income or gains in respect of our common or preferred shares.

Current Tax Rates. The maximum tax rate on the long-term capital gains of domestic non-corporate taxpayers is 20%. The maximum tax rate on “qualified dividend income” is the same as the capital gains rate, and is substantially lower than the maximum rate on ordinary income. Because, as a REIT, we are not generally subject to tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our distributions are not generally eligible for the tax rate on qualified dividend income. As a result, our ordinary REIT distributions are taxed at the higher tax rates applicable to ordinary income. However, for taxable years after 2017 and prior to 2026, generally non-corporate shareholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Further, with respect to non-corporate taxpayers, the lower qualified dividend income/capital gains tax rate (at a maximum of 20%) does generally apply to:

•	a shareholder’s long-term capital gain, if any, recognized on the disposition of our shares;

•	distributions we designate as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case the 25% tax rate applies);

•	distributions attributable to dividends we receive from non-REIT corporations (including our taxable REIT subsidiaries); and

•	distributions to the extent attributable to income upon which we have paid corporate tax (for example, the tax we would pay if we distributed less than all of our taxable REIT income).

In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend.

Information Reporting and Backup Withholding. Taxable U.S. shareholders that are “exempt recipients” (such as corporations) generally will not be subject to U.S. backup withholding and related information reporting on payments of dividends on, and the proceeds from the disposition of, our common or preferred shares unless, when required, they fail to demonstrate their status as exempt recipients. In general, we will report to our other shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding (currently at the rate of 24%) with respect to dividends unless such holder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. Backup withholding is not an additional tax and may be credited against a shareholder’s regular U.S. federal income tax liability or refunded by the IRS provided that the shareholder provides the required information to the IRS in a timely manner.

Taxation of Tax-Exempt U.S. Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities (“exempt organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to exempt organizations generally should not constitute UBTI. However, if an exempt organization were to finance its acquisition of shares with debt, a portion of the income that they receive from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares is required to treat a percentage of the dividends that it receives from us as UBTI (the “UBTI Percentage”). The UBTI Percentage is equal to the gross income we derive from an unrelated trade or business (determined as if we were a pension trust) divided by our total gross income for the year in which we pay the dividends. The UBTI rule applies to a pension trust holding more than 10% of our shares only if:

•	the UBTI Percentage is at least 5%;

•

we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•

we are a “pension-held REIT” (i.e., either (1) one pension trust owns more than 25% of the value of our shares or (2) a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares).

Tax-exempt entities will be subject to the rules described above, under the heading “— Taxation of Taxable U.S. Shareholders” concerning the inclusion of our designated undistributed net capital gains in the income of our shareholders. Thus, such entities will, after satisfying filing requirements, be allowed a credit or refund of the tax deemed paid by such entities in respect of such includible gains.

Taxation of Non-U.S. Shareholders

The rules governing U.S. federal income taxation of non-U.S. shareholders (defined below) are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their tax advisors to determine the impact of the U.S. federal, state, and local income tax laws on ownership of our common or preferred shares, including any reporting requirements. As used herein, the term “non-U.S. shareholder” means any taxable beneficial owner of our shares (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes) that is not a taxable U.S. shareholder or exempt organization.

Ordinary Dividends. A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of “U.S. real property interests” (as defined below) and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current and accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, however, rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets certain additional conditions. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment maintained by the non-U.S. shareholder), the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as taxable U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a non-U.S. corporation unless the tax is reduced or eliminated by an applicable income tax treaty). We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless (i) a lower treaty rate applies and the non-U.S. shareholder timely provides an IRS Form W-8BEN or W-8BEN-E to us evidencing eligibility for that reduced rate, or (ii) the non-U.S. shareholder timely provides an IRS Form W-8ECI to us claiming that the distribution is effectively connected income.

Return of Capital. A non-U.S. shareholder will not incur tax on a distribution to the extent it exceeds our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of its common or preferred shares. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax to the extent a distribution exceeds both our current and accumulated earnings and profits and the adjusted basis of its common or preferred shares, if the non-U.S.

shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution just as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

If we are treated as a “United States real property holding corporation,” we will be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, unless the non-U.S. shareholder is a “qualified foreign pension fund” (or is wholly-owned by one or more qualified foreign pension funds) or a non-U.S. shareholder that is publicly-traded and meets certain record-keeping and other requirements (a “qualified shareholder”), each as defined in the Code. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30% that is not made to a qualified foreign pension fund or a qualified shareholder.

Non-U.S. shareholders are urged to consult their tax advisors as to their qualification as a “qualified foreign pension fund” or a “qualified shareholder.” The qualified shareholder provisions do not apply to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the class of shares of the REIT held by the qualified shareholders (“applicable investors”). To the extent distributions not allocable to an applicable investor exceed both our current and accumulated earnings and profits and the adjusted basis of the qualified shareholder’s shares, or result from certain redemptions or liquidating distributions, such distributions are treated as ordinary dividends taxable as described above under “— Ordinary Dividends.”

Capital Gain Dividends. Provided that a particular class of our shares is “regularly traded” on an established securities market in the United States, and the non-U.S. shareholder does not own more than 10% of the shares of such class at any time during the one-year period preceding the distribution, then amounts distributed with respect to those shares that are designated as capital gains from our sale or exchange of U.S. real property interests (defined below) are treated as ordinary dividends taxable as described above under “— Ordinary Dividends.”

If the foregoing exception does not apply, for example because the non-U.S. shareholder owns more than 10% of the relevant class of our shares, or because our shares are not regularly traded on an established securities market, the non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of U.S. real property interests under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). The FIRPTA rules described in this paragraph do not apply to such distributions to a qualified foreign pension fund or a qualified shareholder (other than distributions allocable to an applicable investor), although such distributions to a qualified shareholder not allocable to an applicable investor are treated as ordinary dividends taxable as described above under “— Ordinary Dividends.” The term “U.S. real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property, but excludes mortgage loans and mortgage-backed securities. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to taxable U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). A corporate non-U.S. shareholder may also be subject to the 30% branch profits tax unless the tax is reduced or eliminated by an applicable income tax treaty. We must withhold 21% of any distribution that we could designate as a capital gain dividend. However, if we make a distribution and later designate it as a capital gain dividend, then (although such distribution may be taxable to a non-U.S. shareholder) it is not subject to withholding under FIRPTA. Instead, we must make up the 21% FIRPTA withholding from distributions made after the designation, until the amount of distributions withheld at 21% equals the amount of the distribution designated as a capital gain dividend. A non-U.S. shareholder may receive a credit against its FIRPTA tax liability for the amount we withhold.

Distributions to a non-U.S. shareholder that we designate at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to our disposition of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below under “— Sale of Shares.”

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our shares held by shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. shareholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. shareholder furnishes required information to the IRS on a timely basis. If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. shareholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Shares. A non-U.S. shareholder generally will not incur tax under FIRPTA on gain from the sale of its common or preferred shares as long as we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period non-U.S. persons held, directly or indirectly, less than 50% in value of our shares (after applying specified presumptions regarding the ownership of our shares). We anticipate that we will continue to be a domestically controlled REIT, but there is no assurance that we will continue to be so. However, even if we are not, or cease to be, a domestically controlled REIT, a non-U.S. shareholder that owns, actually or constructively, 10% or less of a class of our outstanding shares at all times during a specified testing period will not incur tax under FIRPTA on a sale of such shares if shares of such class are “regularly traded” on an established securities market. If neither of these exceptions were to apply, a non-U.S. shareholder that is not a qualified foreign pension fund or a qualified shareholder (other than with respect to an applicable investor) would be taxed under FIRPTA on the gain on the sale of the shares, in which case such non-U.S. shareholder would be required to file a U.S. federal income tax return and would be taxed in generally the same manner as taxable U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and if the shares sold were not regularly traded on an established securities market or we were not a domestically-controlled REIT, the purchaser of the shares may be required to withhold and remit to the IRS 15% of the purchase price.

A non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. shareholder), in which case the non-U.S. shareholder will be subject to the same treatment as taxable U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains. Capital gains dividends not subject to FIRPTA will be subject to similar rules. A non-U.S. shareholder that is treated as a corporation for U.S. federal income tax purposes and has effectively connected income (as described in the first point above) may also, under certain circumstances, be subject to an additional branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty.

Wash Sales. In general, special wash sale rules apply if a shareholder owning more than 5% of our common or preferred shares avoids a taxable distribution of gain recognized from the sale or exchange of U.S. real property interests by selling our shares before the ex-dividend date of the distribution and then, within a designated period, enters into an option or contract to acquire shares of the same or a substantially identical class of our shares. If a wash sale occurs, then the seller/repurchaser will be treated as having gain recognized from the sale or exchange of U.S. real property interests in the same amount as if the avoided distribution had actually been received. Non-U.S. shareholders should consult their own tax advisors on the special wash sale rules that apply to non-U.S. shareholders.

Conversion of Preferred Shares to Common Shares. The conversion of preferred shares into our common shares may be a taxable exchange for a non-U.S. shareholder if our preferred shares constitute a U.S. real property interest under FIRPTA. Even if our preferred shares constitute a U.S. real property interest, provided our common shares also constitute a U.S. real property interest, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of preferred shares into our common shares so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred shares constitute a U.S. real property interest and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred shares for our common shares. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a taxable U.S. shareholder of the same type (e.g., a corporate or a non-corporate shareholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. shareholder’s common shares received over such non-U.S. shareholder’s adjusted basis in its preferred shares.

Non-U.S. shareholders should consult with their tax advisors regarding the federal income tax consequences of any transaction by which such non-U.S. shareholder exchanges our common shares received on a conversion of preferred shares for cash or other property.

Information Reporting and Backup Withholding. We must report annually to the IRS and to each non-U.S. shareholder the amount of distributions paid to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty.

Backup withholding (currently at the rate of 24%) and additional information reporting will generally not apply to distributions to a non-U.S. shareholder provided that the non-U.S. shareholder certifies under penalty of perjury that the shareholder is a non-U.S. shareholder, or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of common or preferred shares effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of common or preferred shares by a foreign office of a broker that:

•	is a U.S. person;

•	derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the U.S.;

•	is a “controlled foreign corporation” (generally, a foreign corporation controlled by stockholders that are United States persons) for U.S. tax purposes; or

•

that is a foreign partnership, if at any time during its tax year more than 50% of its income or capital interests are held by U.S. persons or if it is engaged in the conduct of a trade or business in the U.S., unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment of the proceeds of a sale of common or preferred shares effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a non-U.S. shareholder, or otherwise establishes an exemption. Backup withholding is not an additional tax, and may be credited against a non-U.S. shareholder’s U.S. federal income tax liability or refunded to the extent excess amounts are withheld, provided that the required information is timely supplied to the IRS.

Reporting and Withholding on Foreign Financial Accounts. Certain foreign financial institutions and non-financial foreign entities are subject to a 30% U.S. federal withholding tax on dividends on our common or preferred shares unless (i) in the case of a foreign financial institution (which term generally includes investment funds), such institution enters into an agreement with the U.S. government (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and to withhold on certain payments, and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying any direct and indirect U.S. owners of the entity. In addition, if such disclosure requirements are not satisfied, withholding at a 30% rate on gross proceeds from the sale or other disposition of our common or preferred shares by such foreign financial institutions and non-financial foreign entities will generally begin after December 31, 2018 (or such other date as may be specified in guidance issued by the U.S. Treasury Department). Under certain circumstances, a non-U.S. shareholder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the possible implications of these withholding provisions on the acquisition, ownership and disposition of our common or preferred shares. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Considerations

State and Local Taxes. We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Changes to Tax Laws and Regulations. The rules dealing with federal income taxation are subject to revision by the U.S. Congress, the IRS and the U.S. Department of the Treasury, and statutory changes, new regulations, revisions to existing regulations and revised interpretations of established concepts are issued frequently. In particular, technical corrections legislation and implementing regulations may be enacted or promulgated in response to the substantial December 2017 amendments to the Code. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions, or the direct or indirect effect on us and our shareholders. Revisions to tax laws and interpretations of these laws could adversely affect our ability to qualify and be taxed as a REIT, as well as the tax or other consequences of an investment in our common or preferred shares.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus in one or more of the following ways from time to time: (1) through underwriters or dealers; (2) through agents; (3) in “at the market offerings” to or through a market maker or into an existing trading market or securities exchange or otherwise; (4) directly to purchasers or shareholders, (5) through a combination of any of these methods of sale or (6) through any other legally available means. In addition, the sales will be made at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at a fixed price or prices, which may be changed or at negotiated prices. We will identify any underwriter, dealer or agent involved in the offer and sale of securities, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

The methods by which we may distribute securities include:

•

a block trade (which may involve crosses) in which the dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus or any prospectus supplement;

•	ordinary broker transactions and transactions in which the broker solicits purchasers; or

•	any other legally available means.

Unless we say otherwise in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions, that may be in excess of those customary in the types of transactions involved, from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any such compensation we pay, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If we tell you in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market (other than the common shares, which are quoted on the New York Stock Exchange). No assurance can be given as to the liquidity of the trading market for any such securities.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions and such transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their affiliates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

LEGAL MATTERS

The validity of the offered securities and the accuracy of the discussion under “Material Federal Income Tax Considerations” contained in this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington D.C. If any portion of the offered securities is distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operating rules and procedures for the Public Reference Room. Reports, proxy statements and other information concerning Federal Realty Investment Trust may also be inspected at the offices of the New York Stock Exchange, which are currently located at 20 Broad Street, New York, NY 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and all information that we will later file with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below as well as any future documents that are deemed to be “filed” with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (File No. 1-07533) from the date of this prospectus until the termination of the offering of the securities described in this prospectus or the expiration of the registration statement.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 13, 2018;

•	Our Definitive Proxy Statement for our 2018 Annual Meeting of Shareholders, filed with the SEC on March 23, 2018;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 2, 2018;

•	Our Current Report on Form 8-K filed with the SEC on May 4, 2018;

•	Description of our common shares contained in the Registration Statement on Form 8-A/A, filed with the SEC on June 6, 2002; and

•	Description of our Series C preferred shares contained in the Registration Statement on Form 8-A, filed with the SEC on September 29, 2017.

We have filed with the SEC a registration statement, of which this prospectus is a part, with respect to the securities to be offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted as permitted by the rules and regulations of the SEC. For further information with respect to us or the securities offered by this prospectus, please review the registration statement and its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement regarding the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement. Each of these statements is qualified in its entirety by this reference.

Copies of our SEC filings are available at no cost at our website, www.federalrealty.com. In addition, you may request a copy of any report or document incorporated by reference in this prospectus, except the exhibits, unless such exhibits are specifically incorporated by reference in this prospectus or in those documents, at no cost. Any such request may be made by writing or by telephone and shall be directed to the following address:

Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, Maryland 20852

Attention: Investor Relations

(301) 998-8100

You should rely only on the information in our prospectus, any prospectus supplement and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state or jurisdiction where the offer is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.

$700,000,000

$400,000,000 3.50% Notes due 2030

$300,000,000 3.95% Notes due 2024

PROSPECTUS SUPPLEMENT

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